Exhibit 10.5

Execution Version

AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of September 18, 2017, by and among (a) AARON’S, INC., a Georgia corporation (together with its successors and assigns, the “Company”), and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC”, and together with the Company, collectively, the “Issuers”), and (b) each of the Persons holding one or more Notes (as defined below) on the Fourth Amendment Effective Date (as defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of April 14, 2014, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014, that certain Amendment No. 2 to Note Purchase Agreement, dated as of September 21, 2015, and that certain Amendment No. 3 to Note Purchase Agreement, dated as of June 30, 2016 (as so amended and in effect immediately prior to giving effect to this Agreement, the “Current Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Issuers and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Current Note Purchase Agreement.

RECITALS:

A. The Issuers and Noteholders are parties to the Current Note Purchase Agreement, pursuant to which the Issuers issued and sold an aggregate principal amount of $75,000,000 of their 4.75% Series B Senior Notes due April 14, 2021 (the “Notes”) to the Noteholders;

B. The Noteholders are the holders of all outstanding Notes; and

C. The Issuers have requested, and the Noteholders have agreed to (i) certain amendments and modifications to the provisions of the Current Note Purchase Agreement and (ii) the release of certain Subsidiary Guarantors, in each case subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Noteholders agree as follows:

1.	AMENDMENTS TO CURRENT NOTE PURCHASE AGREEMENT.

Effective as of the Fourth Amendment Effective Date, the Current Note Purchase Agreement (including all Schedules and Exhibits thereto) is hereby amended by deleting the struck through text, and by inserting the underlined and bolded text, in each case, as set forth in Exhibit A attached hereto.

2.	RELEASE OF CERTAIN SUBSIDIARY GUARANTORS.

Each of the undersigned Noteholders hereby agrees that effective as of the Fourth Amendment Effective Date, the Inactive Subsidiaries are hereby released as Subsidiary Guarantors and Obligors under the Financing Documents.

3.	WARRANTIES AND REPRESENTATIONS.

To induce the Noteholders to enter into this Agreement, each of the Issuers represents and warrants to each of the Noteholders that as of the Fourth Amendment Effective Date:

3.1.	Corporate and Other Organization and Authority.

(a) Each Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b) Each of the Issuers has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Note Purchase Agreement.

3.2.	Authorization, etc.

This Agreement has been duly authorized by all necessary corporate action on the part of the Issuers. Each of this Agreement and the Note Purchase Agreement constitutes a legal, valid and binding obligation of each Issuer, enforceable, in each case, against such Issuer in accordance with its terms, except as such enforceability may be limited by:

(a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3.	No Conflicts, etc.

The execution and delivery by each Issuer of this Agreement and the performance by such Issuer of its obligations under each of this Agreement and the Note Purchase Agreement do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Issuer under the provisions of:

(a) any charter document, constitutive document, agreement with shareholders, bylaws or any other organizational or governing agreement of such Issuer;

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(b) any agreement, instrument or conveyance by which such Issuer or any of its Subsidiaries or any of their respective properties may be bound or affected; or

(c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Issuer or any of its Subsidiaries or any of their respective properties may be bound or affected.

3.4.	Governmental Consent.

The execution and delivery by the Issuers of this Agreement and the performance by the Issuers of their respective obligations hereunder and under the Note Purchase Agreement do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Issuer.

3.5.	No Defaults.

No event has occurred and is continuing and no condition exists which, immediately before or immediately after giving effect to the amendments provided for in this Agreement, constitutes or would constitute a Default or an Event of Default.

3.6.	Representations in Note Purchase Agreement.

After giving effect to this Agreement, the representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects as of the Fourth Amendment Effective Date.

4.	CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

The amendment of the Current Note Purchase Agreement and the release of certain Subsidiary Guarantors as set forth above in this Agreement shall become effective as of the date first written above (the “Fourth Amendment Effective Date”), provided that each of the following conditions shall have been satisfied:

(a) the Noteholders shall have received a fully executed copy of this Agreement executed by the Issuers and the Noteholders;

(b) the Noteholders shall have received a fully executed copy of the Reaffirmation of Guarantee attached hereto as Exhibit B executed by the Subsidiary Guarantors (other than the Inactive Subsidiaries);

(c) the Noteholders shall have received a fully executed copy of the Amended and Restated Intercreditor Agreement, duly executed by all relevant parties thereto, in form and substance satisfactory to the Required Holders;

(d) each of Aaron’s Progressive Holding Company, AM2 Enterprises, LLC, Approve.Me LLC and Woodhaven Furniture Industries, LLC shall have executed a joinder to the Subsidiary Guarantee Agreement and a joinder to the Intercreditor Agreement, each in form and substance satisfactory to the Required Holders;

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(e) the representations and warranties set forth in Section 3 of this Agreement shall be true and correct on such date;

(f) the Noteholders shall have received fully executed copies of the following:

(i) that certain Amendment No. 4 to Note Purchase Agreement, dated as of the Fourth Amendment Effective Date, by and among, inter alios, the Company, AIC, and the Prudential Parties,

(ii) that certain Amendment No. 7 to Note Purchase Agreement, dated as of the Fourth Amendment Effective Date, by and among, inter alios, the Company, AIC, and the Existing Noteholders,

(iii) that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the Fourth Amendment Effective Date, by and among, inter alios, the Company, SunTrust Bank, acting as Administrative Agent and in certain other capacities, and each of the lenders party thereto, and

(iv) that certain Sixth Amendment to Loan Facility Agreement, dated as of the Fourth Amendment Effective Date, by and among, inter alios, the Company, SunTrust and the other financial institutions party thereto, and each of the amendments and amendments and restatements referred to in the foregoing clauses (i) to (iv), inclusive, shall be in form and substance reasonably satisfactory to the Noteholders and shall have become effective prior to or concurrent with the effectiveness of this Agreement;

(g) the Noteholders shall have received a favorable legal opinion from each of (i) Kilpatrick Townsend & Stockton LLP, as special counsel to the Obligors, and (ii) Ballard Spahr LLP, as special local Utah counsel to the Obligors, in each case dated as of the Fourth Amendment Effective Date and in form and substance satisfactory to the Noteholders;

(h) the Noteholders shall have received a certificate from each Obligor executed by the Secretary and one other officer of such Obligor (i) certifying as to the certificate of formation, articles of incorporation, operating agreement, by-laws or other similar organizational documents of such Obligor; (ii) attaching authorizing resolutions on behalf of such Obligor (A) evidencing approval of the transactions contemplated by this Agreement and the other Financing Documents and the execution, delivery and performance hereof and thereof on behalf of such Obligor, (B) authorizing certain officers to execute and deliver the same on behalf of such Obligor, (C) certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded,; (iii) attaching a certificate of good standing for such Obligor issued by the Secretary of State of the state of formation of such Obligor, dated as of a recent date; and (iv) certifying as to the names, titles and true signatures of the officers authorized to sign this Agreement on behalf of such Obligor;

(i) the Noteholders shall have received a fully executed copy of a side letter, dated the date hereof and executed by the Issuers and the Noteholders, in form and substance satisfactory to the Required Holders; and

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(j) the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Agreement and the transactions contemplated hereby.

5.	MISCELLANEOUS.

5.1.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

5.2.	Duplicate Originals; Electronic Signature.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.3.	Waiver and Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

5.4.	Costs and Expenses.

Whether or not the amendments contemplated by this Agreement become effective, each of the Issuers confirms its obligation under paragraph 11B of the Note Purchase Agreement and agrees that, on the Fourth Amendment Effective Date (or if an invoice is delivered subsequent to the Fourth Amendment Effective Date or if such amendments do not become effective, promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Fourth Amendment Effective Date. The Issuers will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the Fourth Amendment Effective Date in connection with this Agreement.

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5.5.	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

5.6.	Survival.

All warranties, representations, certifications and covenants made by the Issuers in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

5.7.	Part of Current Note Purchase Agreement; Future References, etc.

This Agreement shall be deemed to be, and is, a Financing Document. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Current Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Current Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement, unless the context otherwise requires.

5.8.	Affirmation of Obligations under Current Note Purchase Agreement and Notes; No Novation.

Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the obligations under the Current Note Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Current Note Purchase Agreement, as amended by this Agreement, and the Notes. The Issuers hereby acknowledge and affirm all of their respective obligations under the terms of the Current Note Purchase Agreement and the Notes. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Current Note Purchase Agreement or the Notes, nor constitute a waiver or amendment of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.

[Remainder of page intentionally left blank. Next page is signature page.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to Note Purchase Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

ISSUERS:

AARON’S, INC.

By:	/s/ Steven A. Michaels
Name:	Steven A. Michaels
Title:	Chief Financial Officer and
President of Strategic Operations

AARON INVESTMENT COMPANY

By:	/s/ Steven A. Michaels
Name:	Steven A. Michaels
Title:	Vice President and Treasurer

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its
Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY

(f/k/a MetLife Insurance Company USA)

By:	MetLife Investment Advisors, LLC, Its
Investment Manager

NEW ENGLAND LIFE INSURANCE COMPANY

By:	MetLife Investment Advisors, LLC, Its
Investment Manager

By:	/s/ Frank O. Monfalcone
Name:	Frank O. Monfalcone
Title:	Managing Director

EXHIBIT A

Note Purchase Agreement

[~~Conformed Copy – Incorporating Amendments 1, 2 & 3~~]EXHIBIT A

AARON’S, INC.

AARON INVESTMENT COMPANY

NOTE PURCHASE AGREEMENT

DATED AS OF APRIL 14, 2014

$75,000,000 4.75% SERIES B SENIOR NOTES DUE APRIL 14, 2021

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

Schedules and Exhibits

Schedule A	—	Purchaser Schedule

Schedule 3F	—	Changes in Corporate Structure
Schedule 5O	—	Progressive Finance Subsidiaries
Schedule 6C	—	Existing Indebtedness
Schedule 6D	—	Existing Liens
Schedule 6G	—	Existing Investments
Schedule 8B	—	Disclosure Documents
Schedule 8G	—	Restrictions on Indebtedness
Schedule 8I	—	Use of Proceeds
Schedule 10	—	Inactive Subsidiaries

Exhibit A	—	Form of Note

Exhibit B	—	Payment Instructions

Exhibit C	—	Form of Opinion of Counsel for the Obligors

Exhibit D	—	Intercreditor Agreement

Exhibit E	—	Subsidiary Guarantee Agreement

Exhibit F	—	Amendment to Existing Note Purchase Agreement

AARON’S, INC.

AARON INVESTMENT COMPANY

Aaron Building

East Paces Ferry Road, NE

Atlanta, GA 30305-2377

Dated as of April 14, 2014

To Each of the Purchasers named on

the attached Purchaser Schedule

Ladies and Gentlemen:

Each of AARON’S, INC., a Georgia corporation (together with its successors and assigns, the “Company”), and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC”, and, together with the Company, collectively, the “Issuers”), hereby agrees with each Purchaser as follows:

1.	AUTHORIZATION OF ISSUE OF NOTES.

The Issuers will authorize the issue of their joint and several Series B Senior Notes in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, to mature April 14, 2021, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.75% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term “Notes” as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

2.	PURCHASE AND SALE OF NOTES.

The Issuers hereby agree to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Issuers Notes in the aggregate principal amount set forth opposite such Purchaser’s name on the Purchaser Schedule hereto at 100% of such aggregate principal amount. The Issuers will deliver to each Purchaser, at the offices of Bingham McCutchen LLP at 399 Park Avenue, New York, NY 10022, one or more Notes registered in its name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Issuers’ accounts or to such other account as Issuers’ shall specify, and at such bank as shall be identified in a written instruction of the Issuers in the form of Exhibit B attached hereto, delivered to each Purchaser at least one Business Day prior to the date of closing, which date of closing shall be April 14, 2014 or any other date upon which the parties hereto may mutually agree (herein called the “Closing” or the “Date of Closing”).

3.	CONDITIONS OF CLOSING.

The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

3A. Execution and Delivery of Documents. Such Purchaser shall have received the following, each to be dated the Date of Closing unless otherwise indicated:

(i) the Note(s) to be purchased by such Purchaser;

(ii) a favorable opinion of Kilpatrick Townsend & Stockton LLP, special counsel for the Obligors (or such other counsel designated by the Obligors and acceptable to each Purchaser) satisfactory to each Purchaser and substantially in the form of Exhibit C attached hereto and as to such other matters as a Purchaser may reasonably request. The Obligors hereby direct each such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understand and agree that each Purchaser will and hereby is authorized to rely on such opinion;

(iii) the Articles/Certificate of Incorporation of each of the Obligors, each certified as of a recent date by the Secretary of State of their respective jurisdictions of incorporation;

(iv) the Bylaws of each of the Obligors, certified by each of their respective Secretaries;

(v) an incumbency certificate from each Obligor signed by the Secretary or an Assistant Secretary and one other officer (who is not signing any other document or agreement in connection herewith) of each of the Obligors, certifying as to the names, titles and true signatures of the officers of the Obligors authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

(vi) a certificate of the Secretary of each of the Obligors (A) attaching resolutions of the board of directors (or similar governing body) of the Obligors evidencing approval of the transactions contemplated by this Agreement and the issuance of the Notes and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, and (B) certifying that no dissolution or liquidation proceedings as to the Obligors have been commenced or are contemplated;

(vii) an Officer’s Certificate from the Company certifying that the conditions specified in paragraphs 3F, 3H and 3I have been satisfied;

(viii) corporate good standing certificates as to each Obligor from their respective jurisdictions of organization;

(ix) a solvency certificate, dated as of the Closing Date and signed by the chief financial officer of the Company, confirming that the Company is Solvent, and the Company and its Subsidiaries on a consolidated basis, are Solvent before and after giving effect to the sale of the Notes and any other extensions of credit on the Closing Date and the consummation of the other transactions contemplated herein (including the Closing Date Acquisition);

(x) (i) audited financial statements of (A) the Company and its Subsidiaries for the period ending December 31, 2013 and (B) Progressive Finance and its Subsidiaries, for the period ending December 31, 2012, (ii) unaudited financial statements of Progressive Finance and its Subsidiaries, for the month ending January 31, 2014 and (iii) financial projections for the Company and its Subsidiaries after giving effect to the Closing Date Acquisition, the sale of the Notes and the other extensions of credit on the Closing Date, in each case on a pro forma basis (but only to the extent such financial projections are required to be delivered under the SunTrust Agreement); and

(xi) such additional documents or certificates with respect to such legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B. Opinion of Purchaser’s Special Counsel. Such Purchaser shall have received from Bingham McCutchen LLP a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Issuers) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

3D. Payment of Fees. The Issuers shall have paid the reasonable fees and expenses of Bingham McCutchen LLP, as set forth in a statement to be delivered to the Company no later than two Business Days prior to the Date of Closing.

3E. Sale to Other Purchasers. The Issuers shall have sold to the other Purchasers the Notes to be purchased by them at the Closing and shall have received payment in full therefor.

3F. Changes in Corporate Structure. Except for the Closing Date Acquisition and as set forth on Schedule 3F hereto, no Obligor shall have changed its jurisdiction of organization or been a party to any merger or consolidation, nor shall any Obligor have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in paragraph 8B hereof. There shall have been no Material Adverse Effect since December 31, 2013.

3G. Private Placement Number. A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

3H. Performance; No Default. The Issuers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by paragraph 8I) no Default or Event of Default shall have occurred and be continuing.

3I. Representations and Warranties. The representations and warranties of the Issuers in this Agreement shall be correct when made and at the time of Closing.

3J. Prudential Note Purchase Agreement. The Issuers shall have delivered to each Purchaser certified copies of (a) that certain Note Purchase Agreement, dated as of the Date of Closing (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Prudential NPA”), by and among the Issuers and The Prudential Insurance Company of America and/or one or more of its affiliates or Related Funds (collectively, the “Prudential Parties”), pursuant to which the Prudential Parties shall have agreed to purchase $225,000,000 in aggregate principal amount of the Issuers’ Series A Senior Notes, and (b) each of the other documents, instruments and agreements executed and/or delivered in connection therewith, each in form and substance reasonably satisfactory to such Purchaser. Contemporaneously with the Closing, the Issuers shall have satisfied the conditions precedent to the sale of notes under the Prudential NPA (other than the purchase of the Notes under this Agreement and the making of loans under the SunTrust Agreement), and the notes thereunder shall be issued and sold to the Prudential Parties substantially concurrently with the issuance and sale of the Notes hereunder.

3K. SunTrust Amended and Restated Revolving Credit and Term Loan Agreement. The Issuers shall have delivered to each Purchaser certified copies of (a) that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the Date of Closing (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “SunTrust Agreement”), by and among the Company, the Administrative Agent, SunTrust and the other lenders party thereto, pursuant to which SunTrust and the other lenders party thereto shall have agreed to provide to the Company, subject to the terms and conditions thereof, a revolving loan facility in the aggregate principal amount of up to $200,000,000 and term loans in the aggregate principal amount of $126,250,000, and (b) each of the other documents, instruments and agreements executed and/or delivered in connection therewith, each in form and substance reasonably satisfactory to such Purchaser. All conditions to the obligation of SunTrust and such other lenders to provide the loans, other than the purchase of the Notes under this Agreement and the purchase of the Series A Senior Notes under the Prudential NPA, shall have been satisfied prior to or concurrent with the Closing.

3L. Intercreditor Agreement. The Prudential Parties, the Administrative Agent, the Existing Noteholders, SunTrust, in its capacity as Servicer on behalf of itself and other “Participants” party to the SunTrust Loan Facility Agreement, and the other Purchasers shall have entered into an Intercreditor Agreement (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), substantially in the form of Exhibit D hereto, and the Obligors shall have entered into the acknowledgement and consent attached thereto.

3M. Subsidiary Guarantee Agreement. The Obligors shall have delivered to each Purchaser (i) a fully executed copy of a subsidiary guarantee agreement in the form of Exhibit E hereto (as amended, restated, supplemented, replaced, or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) dated as of the Date of Closing and executed by each of the Initial Subsidiary Guarantors, and (ii) a fully executed copy of a Joinder Agreement executed by Progressive Finance in the form of Annex 1 to the Subsidiary Guarantee Agreement and a joinder to the Intercreditor Agreement executed by Progressive Finance in the form of Schedule 1 to the Intercreditor Agreement.

3N. Closing Date Acquisition Agreement. The Issuers shall have delivered to each Purchaser certified copies of the Closing Date Acquisition Agreement and all other material Closing Date Acquisition Documents, each in form and substance reasonably satisfactory to each Purchaser, and all conditions precedent to the Closing Date Acquisition (including, without limitation, the filing with the Delaware Secretary of State of the certificate of merger reflecting the merger of Merger Sub with and into Progressive Finance), other than the purchase of the Notes and the notes to be issued under the Prudential NPA, and the making of loans under the Sun Trust Agreement, shall have been satisfied, and the Closing Date Acquisition shall be consummated, substantially simultaneously with the purchase of the Notes, in accordance with the Closing Date Acquisition Agreement, without alteration, amendment or other change, supplement or modification of the Closing Date Acquisition Agreement except for waivers of conditions that are not material or adverse to the Purchasers.

3O. Amendment to Existing Note Purchase Agreement. The Obligors shall have delivered to each Purchaser a fully executed copy of an amendment to the Existing Note Purchase Agreement, in substantially the form attached as Exhibit F and otherwise in form and substance reasonably satisfactory to such Purchaser.

3P. Amended and Restated SunTrust Loan Facility Agreement. The Issuers shall have delivered to each Purchaser a fully executed copy of the SunTrust Loan Facility Agreement and all documents, instruments and agreements executed and/or delivered in connection therewith, each in form and substance reasonably satisfactory to such Purchaser.

3Q. Payoff of Existing Indebtedness of Progressive Finance. All Indebtedness for money borrowed (other than (a) trade debt incurred in the ordinary course of business and (b) Capitalized Lease Obligations permitted to be incurred under paragraph 6(C)) of Progressive Finance and the Progressive Finance Subsidiaries shall have been repaid in full and all related Liens shall have been terminated or authorized to have been terminated, in each case substantially concurrently with the purchase of the Notes, and each Purchaser shall have received evidence of the foregoing (including, without limitation, payoff letters, mortgage discharges and appropriate terminations statements relating to any filings evidencing Liens on the assets or property of Progressive Finance or any Progressive Finance Subsidiary).

3R. Summary of Management Contracts. The Issuers shall have delivered to each Purchaser a summary of management contracts (or copies of such contracts in lieu of any summary) with respect to officers of Progressive Finance and its Subsidiaries that will remain in effect after consummation of the Closing Date Acquisition and, if requested by the Required Holders, certified copies of such management contracts.

4.	PREPAYMENTS.

The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A, the optional prepayments permitted by paragraph 4B and the offers to prepay required by paragraphs 4D and 4E.

4A. Required Prepayments. Until the Notes shall be paid in full, the Issuers shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $15,000,000 on April 14 in each of the years 2017 to 2021, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided that upon any partial prepayment of the Notes pursuant to paragraphs 4B, 4D or 4E, or purchase of the Notes pursuant to paragraph 4G, the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in a minimum amount of $5,000,000 and in integral multiples of $100,000) at the option of the Issuers, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

4C. Notice of Optional Prepayment. The Issuers shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Issuers shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Issuers.

4D. Offer to Prepay upon Sale of Assets.

(a) (a) Notice and Offer. In the event the Company or any of its Domestic Subsidiaries receives (x) Net Cash Proceeds from any Asset Disposition (other than from a sale or disposal of the types described in clauses (a) and (b) of paragraph 6E) or (y) Net Cash Proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceeding (a “Casualty Event”) that, with respect to clauses (x) and (y), results in Net Cash Proceeds in excess of [~~$5,000,000~~](A) $15,000,000 for any such single Asset Disposition (or series of related Asset Disposition) or for any single Casualty Event or [~~$20,000,000~~] (B) as of any date of determination, an amount equal to two percent (2.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined as of such date on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, for all such Asset Dispositions or Casualty Events from the date hereof through the maturity date of the Notes (each, a “Debt Prepayment Transfer”), the Company will, within ten (10) days of the occurrence thereof, give written notice of such Debt Prepayment Transfer to each holder of Notes. Subject to any required pro rata sharing of such Net Cash Proceeds with the holders of other Senior Debt in accordance with the terms of the Intercreditor Agreement and subject to the right of reinvestment set forth in the proviso below, such written notice shall (i) contain, and such written notice shall constitute, an irrevocable offer (the “Transfer Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Cash Proceeds in respect of such Debt Prepayment Transfer, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date and (ii) shall specify a date (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice on which such prepayment is to be made. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the Business Day that falls on or next following the fortieth (40th) day after the date of such notice; provided that the Issuers shall not be required to make a Transfer Prepayment Offer with respect to Net Cash Proceeds from any Debt Prepayment Transfer to the extent such Net Cash Proceeds (x) to the extent required to be applied to repay or provide cash collateral for Indebtedness under the Dent-A-Med Credit Agreement (regardless of permanent commitment reductions thereunder), subject to any exceptions or reinvestment rights provided for in the Dent-A-Med Credit Agreement as in effect on the [~~Second~~]Fourth Amendment Effective Date, arise from (1) sales of assets by the Dent-A-Med Entities or (2) any casualty insurance policies or eminent domain, condemnation or similar proceedings if the beneficiary under any such policy or the party to any such proceedings is any Dent-A-Med Entity, or (y) are reinvested in assets then used or usable in the business of the Issuers and its Subsidiaries within 180 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 180-day period and are actually reinvested within 360 days following receipt thereof.

(b) (b) Acceptance and Rejection. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within fifteen (15) days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If a Transfer Prepayment Offer is rejected or deemed to have been rejected, the Company may apply the amount that was the subject of such Transfer Prepayment Offer to prepay other Senior Debt.

(c) (c) Payment. If accepted by any holder of a Note, such offered prepayment (equal to or not less than such holder’s Ratable Portion of the Net Cash Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date, but, in any case, without any Yield-Maintenance Amount or any other premium.

(d) (d) Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 4D shall be accompanied by an Officer’s Certificate, dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Cash Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to this paragraph 4D, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, and (vi) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(e) (e) Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this paragraph 4D (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, an Officer’s Certificate containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time, (in each case calculated after giving effect to the prepayments made on such Transfer Prepayment Date).

4E. Offer to Prepay upon Incurrence of Indebtedness.

(a) (a) Notice and Offer. In the event that the Company or any Subsidiary (x) incurs Indebtedness not permitted pursuant to paragraph 6C (an “Unpermitted Debt Incurrence”), or (y) issues any capital stock or other equity interests (an “Equity Issuance”), the Company will, within ten (10) days after such Unpermitted Debt Incurrence or Equity Issuance (as applicable), give written notice of such Unpermitted Debt Incurrence or Equity Issuance to each holder of Notes. Such written notice shall (i) contain, and such written notice shall constitute, an irrevocable offer (the “Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Cash Proceeds of such Unpermitted Debt Incurrence or Equity Issuance, as the case may be, together with interest on the amount to be so prepaid accrued to the Prepayment Date (subject to any required pro rata sharing of such Net Cash Proceeds with the holders of other Senior Debt in accordance with the terms of the Intercreditor Agreement) and (ii) shall specify a date (the “Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice on which such prepayment is to be made; provided, however, that no such Prepayment Offer shall be required to be made in respect of any Equity Issuance if, at the time such Equity Issuance is consummated, no loan agreement, credit agreement, note purchase agreement, promissory note or other similar documentation evidencing any

Senior Debt, similarly requires that such Senior Debt be repaid or prepaid in connection with any such Equity Issuance. If the Prepayment Date shall not be specified in such notice, the Prepayment Date shall be the Business Day that falls on or next following the fortieth (40th) day after the date of such notice.

(b) (b) Acceptance and Rejection. To accept such Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within fifteen (15) days after the date of such written notice shall be deemed to constitute a rejection of the Prepayment Offer. If a Prepayment Offer is rejected or deemed to have been rejected, the Company may apply the amount that was the subject of such Prepayment Offer to prepay other Senior Debt.

(c) (c) Payment. If accepted by any holder of a Note, such offered prepayment (equal to or not less than such holder’s Ratable Portion of the Net Cash Proceeds of such Unpermitted Debt Incurrence or the Net Cash Proceeds of such Equity Issuance, as the case may be) shall be due and payable on the Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Prepayment Date, but, in any case, without any Yield-Maintenance Amount or any other premium.

(d) (d) Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by an Officer’s Certificate, dated the date of such offer, specifying (i) the Prepayment Date, (ii) the Net Cash Proceeds of such Unpermitted Debt Incurrence or the Net Cash Proceeds of such Equity Issuance, as applicable, (iii) that such offer is being made pursuant to this paragraph 4E, (iv) the principal amount of each Note offered to be prepaid, and (v) the interest that would be due on each Note offered to be prepaid, accrued to the Prepayment Date and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer (other than, if applicable, the Event of Default arising under paragraph 7A(v) as a result of the breach by the Issuers of paragraph 6C in connection with the Unpermitted Debt Incurrence).

(e) (e) Notice Concerning Status of Holders of Notes. Promptly after each Prepayment Date and the making of all prepayments contemplated on such Prepayment Date under this paragraph 4E (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, an Officer’s Certificate containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time, (in each case calculated after giving effect to the prepayments made on such Prepayment Date).

(f) (f) Continuing Default. Nothing contained in this paragraph 4E shall be deemed to constitute a consent to, or waiver of any Default or Event of Default arising under this Agreement as a result of, any Unpermitted Debt Incurrence. Any Default or Event of Default arising from such Unpermitted Debt Incurrence shall be deemed to be continuing following any Prepayment Offer (and any related prepayment of the Notes in connection therewith) made in connection with such Unpermitted Debt Incurrence, regardless of whether such Prepayment Offer is accepted or rejected by any holder of Notes.

4F. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4G. Retirement of Notes. The Issuers shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B, 4D or 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless such Issuer or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Issuers or any of their Subsidiaries or Affiliates shall be promptly canceled and shall not be deemed to be outstanding for any purpose under this Agreement.

5.	AFFIRMATIVE COVENANTS.

5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in duplicate:

(i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, cash flows and changes in financial position of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and changes in financial position for the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

(iii) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable reports, statements or other materials to the SEC to the extent that such reports, statements or other materials are available to each Significant Holder on EDGAR;

(iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(v) as soon as available and in any event within 60 days after the end of each fiscal year of the Company, a forecasted income statement, balance sheet, and statement of cash flows for the following fiscal year, provided that, the Company shall not be required to deliver such financial statements so long as the Company is not required to provide such information to any other lender, whether pursuant to the SunTrust Agreement or otherwise;

(vi) promptly upon receipt thereof, a copy of any notice (including notices of default or acceleration) received from any lender, creditor, holder, administrative agent or trustee under or with respect to the SunTrust Agreement, the Prudential NPA, the Existing Note Purchase Agreement or the SunTrust Loan Facility Agreement (excluding notices sent to any such Person in the ordinary course of administration of a credit facility, such as information relating to pricing, fees and borrowing availability); and

(vii) with reasonable promptness, such other information and documents as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A and 6B and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

5B. Information Required by Rule 144A. The Issuers covenant that they will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Issuers are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Inspection of Property. The Company shall permit the representatives of each Significant Holder that is an Institutional Investor:

No Default — if no Default or Event of Default then exists, at the expense of such Significant Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

5D. Corporate Existence, Etc. Subject to paragraph 6K, each Issuer will at all times preserve and keep in full force and effect its organizational existence. Subject to paragraphs 6E and 6K, the Company will at all times preserve and keep in full force and effect the organizational existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

5E. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5F. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from (i) the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement, which business may include but is not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), and (ii) any other ancillary businesses which are complementary to the business of the Company and its Subsidiaries as conducted as of the Fourth Amendment Effective Date and that generally provide goods or services to the same types of consumers serviced by the businesses of the Company and its Subsidiaries as of the Fourth Amendment Effective Date.

5G. Maintenance of Most Favored Lender Status. The Issuers hereby covenant that if the Obligors shall enter into any credit facility or loan agreement or any amendment thereof (including, without limitation, any amendment to the SunTrust Agreement, the Prudential NPA or the Existing Note Purchase Agreement) pursuant to which the credit commitments available to the Obligors, individually or in the aggregate to one or more of the Obligors under such credit facility or loan agreement, and/or outstanding principal indebtedness incurred thereunder or in respect thereof equals or exceeds $25,000,000 and which provides for the benefit of the lenders thereunder any covenants or events of default which are more favorable to such lenders than the covenants and events of default provided for in paragraphs [~~5 or~~]5, 6 and 7 hereof for the benefit of the holders of the Notes then, and in each and any such event, the covenants and events of default, as applicable, in this Agreement shall be and shall be deemed to be, notwithstanding paragraph 11C and without any further action on the part of the Obligors or any other Person being necessary or required, amended to afford the holders of the Notes the same benefits and rights as such amendments, or other agreements, provide the lenders thereof. The Issuers will promptly deliver to each holder of Notes a copy of each such agreement or amendment, or any waiver or modification thereof. Notwithstanding the foregoing, the Issuers agree to enter into such documentation as the Required Holders may reasonably request to evidence the amendments provided for in this paragraph 5G.

5H. Covenant Relating to Domestic Subsidiaries. The Company will not permit any Domestic Subsidiary (other than the Dent-A-Med Entities in the case of the Dent-A-Med Credit Agreement or Progressive Finance solely in respect of its obligations under the DAMI Pledge Agreement, in each case, for so long as the Dent-A-Med Credit Agreement has not been repaid in full and the commitments thereunder to extend credit terminated) or any other Domestic Controlled Affiliate to enter into any Guarantee or otherwise become liable (including as a borrower or co-borrower) in respect of the obligations under the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Prudential NPA, the Existing Note Purchase Agreement or any other agreement providing for the incurrence of Senior Debt by the Company or any Subsidiary, unless at the time of entering into such Guarantee, such Domestic Subsidiary or Domestic Controlled Affiliate (a “Subsidiary Guarantor”) contemporaneously therewith executes and delivers, to each of the holders of the Notes (i) a duly authorized joinder agreement to the Subsidiary Guarantee Agreement in the form of Annex 1 thereto (a “Joinder Agreement”), (ii) a duly authorized joinder to the Intercreditor Agreement in substantially the form of Schedule 1 thereto and (iii) a certificate of such Domestic Subsidiary’s or Domestic Controlled Affiliate’s secretary or another responsible officer certifying attached copies of such Domestic Subsidiary’s or Domestic Controlled Affiliate’s constitutive documents and relevant resolutions, and an opinion of counsel to such Person regarding the authorization, execution and delivery of the joinder agreements in clauses (i) and (ii) hereof and their enforceability, which opinion shall be satisfactory in all respects to the Required Holders.

5I. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5J. Notices of Material Events. The Company will furnish to each Significant Holder prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which the Company or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability in excess of $[~~10,000,000,~~] 25,000,000, (iii) receives notice of any claim with respect to any Environmental Liability in excess of $[~~10,000,000,~~] 25,000,000, or (iv) becomes aware of any basis for any Environmental Liability in excess of $[~~10,000,000~~] 25,000,000 and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, provided that, the Company shall not be required to deliver such information set forth in this clause (c) so long as the Company is not required to provide such information to any other lenders, whether pursuant to the SunTrust Agreement or otherwise;

(d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $[~~10,000,000~~]25,000,000; and

(e) any other development known to the Company that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Paragraph 5J shall be accompanied by a written statement of a Responsible Officer setting forth in reasonable details a description of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5K. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5L. Books and Records. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Company in conformity with GAAP.

5M. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance (including self-insurance in amounts not exceeding the customary amounts maintained by similarly situated companies and for which adequate reserves are maintained) with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations. In addition, and not in limitation of the foregoing, the Company shall maintain and keep in force insurance coverage on its inventory, as is consistent with best industry practices.

5N. Covenant Relating to Foreign Subsidiaries.

(a) The Company may acquire or form additional Foreign Subsidiaries; provided that, if the aggregate EBITDA attributable to all Foreign Subsidiaries whose stock has not been pledged to secure the Notes pursuant to this paragraph 5N for the most recently ended twelve month period exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period (the “Foreign Pledge Date”), the Company (i) shall notify the holders of the Notes thereof, (ii) subject to any required intercreditor arrangements entered into between the holders of the Notes and all other creditors of the Company having a similar covenant with the Company in order to accomplish any required equal sharing of such pledged collateral (as provided in the penultimate sentence hereof), deliver stock certificates and related pledge agreements, in form satisfactory to a collateral agent acceptable to the Required Holders, evidencing the pledge of 66% (or such greater percentage which would not result in material adverse tax consequences) of the issued and outstanding capital stock (or other similar equity interests) entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding capital stock (or other similar equity interests) not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of one or more Foreign Subsidiaries directly owned by the Company or any Domestic Subsidiary to secure the obligations under and in respect of the Notes to the extent necessary such that, after giving effect to such pledge, the EBITDA attributable to all Foreign Subsidiaries whose capital stock (or other similar equity interests) has not been pledged to secure such obligations pursuant to this paragraph 5N for the most recently ended twelve month period does not exceed twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, and (iii) cause such Foreign Subsidiary whose stock is pledged pursuant to the immediately preceding clause (ii) to deliver simultaneously therewith similar documents applicable to such Foreign Subsidiary of the type described in paragraphs 3A(iii) to 3A(vi), inclusive, and such other documents as may be reasonably requested by the Required Holders; and provided, further, that in no event shall any such Foreign Subsidiary be required to enter into a Guarantee or a Joinder Agreement or otherwise guarantee any of the obligations under or in respect of the Notes, except to the extent that any such Foreign Subsidiary enters into any Guarantee of the obligations under the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Prudential NPA or the Existing Note Purchase Agreement. Upon the occurrence of the Foreign Pledge Date, the Company will be required to comply with the terms of this paragraph 5N within thirty (30) days after any new Foreign Subsidiary is acquired or formed. Upon the occurrence of the Foreign Pledge Date and within a reasonable time thereafter, the holders of the Notes shall enter into an intercreditor agreement, in form and substance satisfactory to the Required Holders, with all other creditors of the Company having a similar covenant with the Company. For purposes hereof, the “EBITDA” attributable to any such Foreign Subsidiary shall be determined in a manner consistent with the method for determining Consolidated EBITDA, but on a non-consolidated basis.

(b) Notwithstanding anything to the contrary in this Agreement, (i) none of the [~~Merger Sub~~]Inactive Subsidiaries shall[ ~~not~~] be required to become a Subsidiary Guarantor or to execute the Subsidiary Guarantee Agreement, [~~provided that Merger Sub is merged into Progressive Finance on the Date of Closing, with Progressive Finance being the surviving entity of such merger, in accordance with the Closing Date Acquisition Agreement and Progressive Finance complies with all requirements to become an Obligor in accordance with paragraph 5H hereof, (ii) none of Aaron Rents Puerto Rico or the Blocker Corporations shall be required to become Subsidiary Guarantor or to execute~~] ~~the Subsidiary Guarantee Agreement~~[~~,~~ ]subject to compliance with paragraph 6O hereof[~~.~~] and (ii) the Company shall cause each Inactive Subsidiary to be dissolved as soon as practicable without incurring adverse tax consequences unless otherwise permitted by the Required Holders (which permission shall not be unreasonably withheld, conditioned or delayed).

5O. Post-Closing Covenant. Within ten (10) Business Days after the Date of Closing (or such later date as the Required Holders agree), the Company shall cause each of the Progressive Finance Subsidiaries to become a Subsidiary Guarantor by complying with the requirements of paragraph 5H with respect to such Progressive Finance Subsidiary and executing a joinder to the Intercreditor Agreement in substantially the form of Schedule 1 thereto.

5P. Dent-A-Med Credit Agreement. On or prior to October 31, 2017 (or such later date as the Required Holders may agree in their sole discretion), the Company shall have caused the commitments under the Dent-A-Med Credit Agreement to be terminated in full and all security interests granted in favor of Wells Fargo Bank, National Association to have been terminated and released.

5Q. Dent-A-Med Entity Subsidiary Guaranty. Within thirty (30) days after the termination of the commitments under the Dent-A-Med Credit Agreement, as provided for in paragraph 5P (or such later date as the Required Holders may agree in their sole discretion), the Company shall cause each of the Dent-A-Med Entities to become a Subsidiary Guarantor by complying with the requirements of paragraph 5H with respect to such Dent-A-Med Entity and executing a joinder to the Intercreditor Agreement in substantially the form of Schedule 1 thereto.

6.	NEGATIVE COVENANTS.

So long as any Note or amount owing under this Agreement shall remain unpaid, each Issuer covenants as follows that:

6A. Fixed Charges Coverage Ratio. The Company will not permit the Consolidated Fixed Charge Coverage Ratio [~~to be less than (a) with respect to the~~]as of the last day of each fiscal quarter [~~of the Company ending December 31, 2014 and each fiscal quarter of the Company ending thereafter through and including December 31, 2015, 1.75 to 1.00, and (b) for each fiscal quarter ending thereafter, 2.00~~]ending after the Fourth Amendment Effective Date to be less than 2.50 to 1.00.

6B. Total Debt to EBITDA Ratio. The Company will not, at any time, permit the Total Debt to EBITDA Ratio to be greater than[ ~~(a) for the period from the First Amendment Effective Date to and including March 30, 2016, 3.25 to 1.00 and (b) from and including March 31, 2016,~~] 3.00 to 1.00.

6C. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created pursuant to this Agreement and the Notes;

(b) Indebtedness of the Company owing to any Obligor and of any Subsidiary owing to any Obligor;

(c) Indebtedness of the Company or any Subsidiary incurred[ ~~after the Date of Closing~~] to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided[~~,~~] that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, further, [~~that~~](i) the aggregate principal amount of such Indebtedness, does not [~~exceed $60,000,000 at any time outstanding and that~~]at any time exceed three percent (3.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, and (ii) the aggregate principal amount of such Indebtedness incurred by Foreign Subsidiaries under this clause (c), together with the principal amount of Indebtedness permitted to be incurred by Foreign Subsidiaries under clause (e) below, does not at any time exceed 20% of the aggregate book value of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving [~~pro forma~~ ]effect to [~~such acquisition~~]any Acquisition financed with such Indebtedness on a Pro Forma Basis);

(d) Guarantees by the Company of Indebtedness of any other Obligor and Guarantees by any Obligor of Indebtedness of the Company or any other Obligor;

(e) unsecured Indebtedness of Foreign Subsidiaries (whether such Indebtedness represents loans made by the Company or any of its Subsidiaries or by a third party) so long as after giving effect to the incurrence of such Indebtedness on a [~~pro forma basis~~]Pro Forma Basis, (i) the Total Debt to EBITDA Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered does not exceed the maximum threshold then permitted under paragraph 6B, (ii) no Default or Event of Default has occurred and is continuing, or would result therefrom and (iii) the aggregate principal amount of such Indebtedness, together with the[ ~~aggregate~~] principal amount of Indebtedness permitted to be incurred by such Foreign Subsidiaries under clause (c) above, does not exceed 20% of the aggregate book value of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving effect to any Acquisition financed with such Indebtedness on a [~~pro forma basis~~]Pro Forma Basis);

(f) Guarantees by the Company of Indebtedness of certain franchise operators of the Company, provided such Guarantees are given by the Company in connection with (1) loans made pursuant to the terms of the SunTrust Loan Facility Agreement or (2) loans made pursuant to the terms of any other [~~unsecured~~ ]loan facility agreements and guaranteed on an unsecured basis with terms otherwise reasonably acceptable to the Required Holders entered into after the date hereof in an aggregate principal amount [~~not to exceed $50,000,000~~ ]at any time outstanding not to exceed, as of any date of determination, three percent (3.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered;

(g) Endorsed negotiable instruments for collection in the ordinary course of business;

(h) Guarantees by the Company of Indebtedness of Foreign Subsidiaries permitted by clause (e) above;

(i) Indebtedness existing on the Date of Closing and set forth on Schedule 6C and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(j) Indebtedness under the SunTrust Agreement and the SunTrust Loan Facility Agreement;

(k) Indebtedness in respect of Private Placement Debt in respect of the Existing Note Purchase Agreement and the Prudential NPA in an aggregate principal amount not to exceed $350,000,000 at any time, together with, (i) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, amendments, extensions, renewals, refinancings and replacements of any such Indebtedness that do not (A) increase the outstanding principal amount thereof or shorten the maturity or the weighted average life thereof, (B) have financial and other terms that are materially more onerous in the aggregate than the terms set forth in this Agreement and do not have defaults, rights or remedies more burdensome in the aggregate to the obligors thereunder than the Indebtedness under this Agreement and (C) include an obligor that is not an Obligor and (ii) Guarantees of such Indebtedness by any Subsidiaries of the Company (so long as such Subsidiaries are Obligors hereunder);

(l) secured Indebtedness in an aggregate principal amount not to exceed (including any such Indebtedness resulting from any exercise of any incremental facility provisions) $110,000,000 under the Dent-A-Med Credit Agreement, as may be amended and otherwise modified, so long as the terms of such facility are not amended to be more restrictive than those in effect on the Third Amendment Effective Date or in a manner that would be materially adverse to the holders of the Notes and all Indebtedness incurred thereunder remains non-recourse to the Company or any of its Subsidiaries (other than the Dent-A-Med Entities); and

(m) any other unsecured Indebtedness of the Company or any Domestic Subsidiary, so long as after giving effect to the incurrence of such Indebtedness on a [~~pro forma basis~~]Pro Forma Basis, (w) the Total Debt to EBITDA Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered does not exceed the maximum threshold then permitted under paragraph 6B, (x) no Default or Event of Default has occurred and is continuing, or would result therefrom, (y) the terms of such Indebtedness are not on financial and other terms that are materially more onerous in the aggregate than the Indebtedness under this Agreement and do not have defaults, rights or remedies more burdensome in the aggregate to the obligors thereunder than the Indebtedness under this Agreement and (z) such Indebtedness does not include an obligor that is not an Obligor.

6D. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a) Liens on any property or asset of the Company or any Subsidiary existing on the Date of Closing set forth on Schedule 6D; provided, that such Lien shall not apply to any property or asset of the Company or any Subsidiary not encumbered thereby on the date hereof;

(b) Liens for taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by paragraph 5E;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than leases providing for Capitalized Lease Obligations), performance bonds, purchase, construction or sales contracts or other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of a deferred purchase price, and which do not, in the aggregate, materially detract from the value of the Company’s property or assets or impair the use thereof or operation of its business;

(d) Liens on property or assets of the Company or any Subsidiary securing obligations of such Obligor or Subsidiary to the Company or a Wholly Owned Subsidiary of the Company;

(e) Liens on insurance policies owned by the Company on the lives of its officers securing policy loans obtained from the insurers under such policies, provided that (i) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (ii) the Company shall not incur any liability to repay any such loans;

(f) Liens in respect of purchase money obligations in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capitalized Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by paragraph 6C(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets together with all interest, fees and costs incurred in connection therewith;

(g) Liens (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Company, (ii) existing on any asset of any Person at the time such Person is merged with or into the Company or any Subsidiary of the Company or (iii) existing on any asset prior to the acquisition thereof by the Company or any Subsidiary of the Company; provided, that any such Lien was not created in contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

(h) Liens on shares of stock or other equity interests of any Foreign Subsidiary, only to the extent that the Notes and the obligations relating thereto are secured pari passu with any other Indebtedness or obligations secured thereby;

(i) judgment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith for which adequate reserves have been established;

(j) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Obligor or any Subsidiary;

(k) other Liens incidental to the conduct of the business of any Obligor or any Subsidiary or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(l) extensions, renewals, or replacements of any Lien referred to above in subparagraphs (a), (b), (c), (e), (f), (g), (i) and (j) of this paragraph 6D; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; [~~and~~]

(m) Liens securing Indebtedness permitted by paragraph 6C(l); provided that such Liens apply only to (i) the Capital Stock of Dent-A-Med and (ii) the assets of the Dent-A-Med Entities, including the Capital Stock of any Subsidiaries of Dent-A-Med[~~.~~] ; and

(n) Liens securing obligations (other than Indebtedness) incurred in the ordinary course of business in an aggregate principal amount not to exceed at any time $5,000,000.

6E. Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock or other equity interests to any Person other than an Obligor (or to qualify directors if required by applicable law) (any such transaction, an “Asset Disposition”), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business; (b) the sale, lease or other disposition of inventory and Permitted Investments in the ordinary course of business, (c) sales and dispositions permitted under paragraph 6K and sale and leaseback transactions permitted under paragraph 6M, (d) the sale of a store (and related assets) owned by the Company to a franchisee of the Company, (e) sales of receivables and other assets by the Dent-A-Med Entities to the extent permitted by the Dent-A-Med Credit Facility and (f) other sales of assets not to exceed[ ~~$100,000,000 in book value in the aggregate for all such sales~~], as of any date of determination, for all such sales made on or after the Fourth Amendment Effective Date, an amount equal to five percent (5.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the then most recently ended fiscal quarter for which financial statements have been delivered, provided that, with respect to any such Asset [~~Dispositon~~] Disposition (other than sales and disposals of the types described in the foregoing clauses (a) and (b)), (i) no Event of Default shall have occurred and be continuing at the time of, or result from, any such transaction and (ii) the Company shall make a Transfer Prepayment Offer to the extent required by paragraph 4D in connection with such transaction.

6F. Restricted Payments. The Company will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock or other equity interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or other equity interests or Indebtedness subordinated to the obligations of the Issuers under the Notes or any options, warrants, or other rights to purchase such common stock or other equity interests or such subordinated Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) dividends payable by the Company solely in shares of any class of its common stock, (ii) Restricted Payments made by any Subsidiary to any Obligor, (iii) the payment by the Company or any Subsidiary thereof of the “Merger Consideration” (as such term is defined in the Closing Date Acquisition Agreement) to the holders of record of any “Company Units” (as such term is defined in the Closing Date Acquisition Agreement) and the payment by the Company or any Subsidiary thereof of the “Blocker Merger Consideration” (as such term is defined in the Closing Date Acquisition Agreement) to the “Blocker Owners” (as such term is defined in the Closing Date Acquisition

Agreement), in each case pursuant to the terms of the Closing Date Acquisition Documents, (iv) repayment in full by the Company or the Dent-A-Med Entities of any existing subordinated Indebtedness of the Dent-A-Med Entities on the Second Amendment Effective Date in connection with the Company’s acquisition of the Dent-A-Med Entities and (v) other Restricted Payments made by the Company in cash so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) after giving effect to the payment thereof on a [~~pro forma basis~~]Pro Forma Basis, the Company and its Subsidiaries would be in compliance with the financial covenants in paragraphs 6A and 6B measured as of the last day of the most recently ended fiscal quarter for which financial statements are required to have been delivered hereunder.

6G. Restricted Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any common stock or other equity interests, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a) Permitted Investments;

(b) Permitted Acquisitions;

(c) Investments made by any Obligor in any other Obligor;

(d) loans or advances in the ordinary course of business to officers, stockholders and directors provided that the aggregate amount of all such loans does not exceed $2,000,000 at any time outstanding;

(e) loans to franchise operators and owners of franchises acquired or funded pursuant to the SunTrust Loan Facility Agreement and the other credit facility agreements referenced in paragraph 6C(f);

(f) Guarantees permitted under paragraph 6C(f);

(g) loans to, and other investments in, Foreign Subsidiaries; provided that the aggregate amount of such outstanding loans to and investments in such Foreign Subsidiaries, together with the aggregate principal amount of Indebtedness permitted to be incurred under clauses (c) and (e) of paragraph 6C, does not exceed 20% of the aggregate book value of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving pro forma effect to any Acquisition financed with such Indebtedness);

(h) the acquisition or ownership of stock, obligations or securities received in settlement of debt (created in the ordinary course of business) owing to the Company or any Subsidiary;

(i) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 6G (including Investments in Subsidiaries);

(j) Investments in investment grade corporate bonds and variable rate demand notes having a rating of BBB+ (or the equivalent) or higher, at the time of acquisition thereof, from S&P or Moody’s Investors Service, Inc. and in either case maturing within two years from the date of acquisition thereof in an aggregate amount not to exceed $[~~125,000,000~~]150,000,000 at any time;

(k) Investments by any Dent-A-Med Entity in any other Dent-A-Med Entity; [~~and~~]

(l) other Investments not to exceed $75,000,000 [~~in the aggregate at any time.~~]at any time; and

(m) other Investments not to exceed at any time an amount equal to three percent (3.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered.

6H. Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock or other equity interests, to make or repay loans or advances to the Company or any other Subsidiary, to Guarantee Indebtedness of the Company or any other Subsidiary or to transfer any of its property or assets to the Company or any Subsidiary of the Company; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, the Prudential NPA, the SunTrust Agreement, the SunTrust Loan Facility Agreement, or the Existing Note Purchase Agreement (or any other indenture, note purchase agreement or loan agreement in connection with any permitted refinancing of the Indebtedness under the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Prudential NPA or the Existing Note Purchase Agreement), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof, and (v) the foregoing shall not apply to restrictions or conditions imposed by the Dent-A-Med Credit Agreement (in the case of clause (a), solely if such restrictions and conditions apply only to the property or assets securing such Indebtedness).

6I. Amendments to Material Documents. The Company will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner that would have a Material Adverse Effect under their respective certificates of incorporation, bylaws or other organizational documents.

6J. Accounting Changes. The Company will not, and will not permit any Subsidiary to, (a) make any significant change in accounting treatment or reporting practices other than those permitted by GAAP (each a “Permitted Change”), provided that a Permitted Change will only be permitted to the extent that no Event of Default would occur at the end of the fiscal quarter of the Company in which such Permitted Change is to occur, or at the end of the next succeeding fiscal quarter of the Company, in each case if such Permitted Change were not to be made, or (b) change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Company.

6K. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock or other equity interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that (a) [~~the Blocker Corporations may merge or liquidate~~]any Inactive Subsidiary may (A) liquidate into its immediate parent company or dissolve, (B) merge into any other Inactive Subsidiary or (C) merge into any Obligor, provided that such Obligor is the survivor of such merger, and (b) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (1) the Company or any Subsidiary may merge with a Person if the Company (or such Subsidiary if the Company is not a party to such merger) is the surviving Person, (2) any Subsidiary may merge into another Subsidiary or the Company; provided, however, that if the Company is a party to such merger, the Company shall be the surviving Person, provided, further, that if any Subsidiary to such merger is an Obligor, the Obligor shall be the surviving Person, (3) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Company or to an Obligor, or (4) any other Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution does not have a Material Adverse Effect and such Subsidiary liquidates or dissolves into another Obligor or the Company; provided, that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by paragraph 6G.

6L. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliates, (c) any Restricted Payment permitted by paragraph 6F and (d) transactions permitted under paragraph 6G(d).

6M. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, the Company may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $300,000,000 from and after the Date of Closing.

6N. Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

6O. Activities of [~~Aaron Rents and Blocker Corporations~~]Inactive Subsidiaries. [~~(a)~~ ]Unless [~~Aaron Rents Puerto Rico~~]any Inactive Subsidiary has become a Subsidiary Guarantor, the Company will not permit [~~Aaron Rents Puerto Rico~~]such Inactive Subsidiary to engage in any business[ ~~or~~] activity other than (i) maintaining its existence and/or winding up its affairs and (ii) activities related to the completion of any ongoing tax [~~audit~~]audits, and [~~the Company shall not, and shall not permit any Subsidiary to,~~](x) no Obligor shall make any additional Investment in [~~Aaron Rents Puerto Rico~~]any Inactive Subsidiary other than in connection with the business and activities set forth in clauses (i) and (ii) above[~~.~~] of this paragraph 6O and (y) no Inactive Subsidiary shall incur Indebtedness of any type (including, without limitation, any guaranties). Further, the Inactive Subsidiaries shall not at any time after the Fourth Amendment Effective Date have (a) assets with an aggregate book value in excess of $1,000,000, or (b) annual revenue in excess of $1,000,000 in the aggregate.

6P. Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, the Company will not, and will not permit any of the Subsidiaries to (a) permit any Person (other than the Company, any other Obligor or any wholly owned Subsidiary thereof) to own any capital stock of any Subsidiary, except to qualify directors if required by applicable law, and except for any dispositions of Subsidiaries otherwise permitted under this Agreement, or (b) permit any Subsidiary to issue or have outstanding any shares of preferred capital stock.

6Q. [~~Unless a Blocker Corporation has become a Subsidiary Guarantor, the Company will not permit such Blocker Corporation to engage in any business or activity other than the following activities (i) maintaining its existence and/or winding up its affairs, (ii) merging or liquidating into the Company or another Subsidiary, with the Company or such Subsidiary being the survivor of such merger or liquidation, and (iii) holding the membership interests of Progressive Finance, and the Company shall not, and shall not permit any Subsidiary to, make any additional Investment in either Blocker Corporation other than in connection with the activities set~~

~~forth in clauses (i), (ii) and (iii) above.~~]Legal Name, State of Formation and Form of Entity. The Company will not, and will not permit any Subsidiary to, without providing ten (10) days prior written notice to each Significant Holder (or such lesser period as each such Significant Holder may agree), change its name, state of formation or form of organization.

7.	EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Issuers default in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note or any fee that may be due in connection with any of the matters specified in paragraph 11B(ii)(C) when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Issuers default in the payment of any interest on any Note for more than 3 Business Days after the date due; or

(iii) (A) any Obligor or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Existing Note Purchase Agreement or the Prudential NPA beyond any period of grace provided with respect thereto, or the Obligors or any Subsidiary fail to perform or observe any other agreement, term or condition contained in such agreements (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, or any such obligation shall be declared to be due and payable, or required to be prepaid or redeemed (other than a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase, repurchase or defease such obligation shall be required to be made (other than in respect of an event of the type requiring an offer to prepay hereunder pursuant to paragraphs 4D or 4E), in each case prior to the stated maturity thereof; or (B) any Obligor or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on Indebtedness or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit (other than, in each case in this paragraph 7A(iii)(B), (x) the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Existing Note Purchase Agreement and the Prudential NPA, which are addressed in paragraph 7A(iii)(A), and (y)[ ~~any~~] Indebtedness, Capitalized Lease Obligations [~~or~~]and other [~~obligation~~] obligations in an aggregate principal amount that does not exceed [~~$20,000,000~~]two percent (2.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered) beyond any period of grace provided with respect thereto, or the Obligors or any Subsidiary fail to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, or any such obligation shall be declared to be due and payable; or required to be prepaid or redeemed (other than a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase, repurchase or defease such obligation shall be required to be made (other than in respect of an event of the type requiring an offer to prepay hereunder pursuant to paragraphs 4D or 4E), in each case prior to the stated maturity thereof; or

(iv) any representation or warranty made by or on behalf of any Obligor or by any officer of any Obligor herein or in any other Financing Document or other writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

(v) the Issuers fail to perform or observe any agreement contained in paragraph 6 or paragraphs 5A, 5D (solely with respect to either Issuer’s existence), 5J(a) or 5O; or

(vi) the Company or any other Obligor fails to perform or observe any other agreement, term or condition contained herein or in any other Financing Document and such failure shall not be remedied within 30 days after the earlier of (A) any Responsible Officer obtaining actual knowledge thereof or (B) notice thereof being given to the Issuers by any Purchaser; or

(vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary, or of any substantial part of the assets of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application is filed, or any such proceedings are commenced, against the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary and the Company, such Material Subsidiary or such Subsidiary (as applicable) by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days ( as used in this clause (xii), “substantial” shall mean in excess of 20% of consolidated assets or consolidated net income, as the case may be); or

(xiii) any one or more judgments or orders in an aggregate amount in excess of[ ~~$20,000,000,~~], as of any date of determination, an amount equal to two percent (2.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, to the extent such judgments or orders are not covered by insurance for which coverage has been acknowledged by the insurance carrier, are rendered against the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgments or orders or (b) within 30 days after entry thereof, any such judgments or orders are not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, any such judgments or orders are not discharged; or

(xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed[ ~~$20,000,000,~~], as of any date of determination, an amount equal to two percent (2.0%) of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, (D) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(xv) a Change in Control shall occur or exist; or

(xvi) any provision of the Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against any Subsidiary Guarantor, or any Subsidiary Guarantor or other Obligor shall so state in writing, or any Subsidiary Guarantor shall seek to terminate its Guarantee under the Subsidiary Guarantee Agreement;

(xvii) any other Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of Notes and all other amounts owing under the Financing Documents, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any Financing Document; or any Obligor denies that it has any or further liability or obligation under any Financing Document, or purports to revoke, terminate or rescind any Financing Document, or an event of default occurs under any Financing Document, other than this Agreement (after giving effect to any applicable grace period);

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Obligors or any of their Subsidiaries or Affiliates) may at its option during the continuance of such Event of Default, by notice in writing to the Issuers, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuers, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to any Obligor, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Issuers, on behalf of themselves and the other Obligors, and (c) with respect to any event constituting an Event of Default (including an event described in clause (a), above), the Required Holder(s) may at its or their option, by notice in writing to the Issuers, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuers.

The Issuers acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuers (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Issuers, rescind and annul such declaration and its consequences if (i) the Issuers shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Issuers shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Issuers shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.	REPRESENTATIONS, COVENANTS AND WARRANTIES.

Each Issuer represents, covenants and warrants as follows:

8A. Organization; Authorization. Each Issuer and each of its Subsidiaries is a corporation or limited liability company duly organized and existing in good standing under the respective laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Obligors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Financing Documents to which it is a party and to perform the provisions hereof and thereof. This Agreement and the Notes have been duly executed and delivered by each Issuer, and constitute, and each other Financing Document to which any Obligor is a party, when executed and delivered by such Obligor, will constitute, valid and binding obligations of such Issuer or such other Obligor (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

8B. Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 2011 to 2013, inclusive, and consolidated statements of income, cash flows and changes in financial position of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young; and (ii) the other financial statements, Company presentations and other disclosure materials set forth on Schedule 8B. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, cash flows and changes in financial position fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole that would have a Material Adverse Effect since December 31, 2013.

8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Issuers, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which the Company believes would result in a Material Adverse Effect.

8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6C. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

8E. Title to Properties. The Company and each of its Subsidiaries have good and marketable title to each of their respective real properties (other than properties which it leases) and good title to all other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 2013 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6F. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

8F. Taxes. The Company and each of its Subsidiaries have filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

8H. Offering of Notes.

(a) Neither the Issuers nor any agent acting on their behalf has, directly or indirectly, offered the Notes or any similar security of the Issuers for sale to, or solicited any offers to buy the Notes or any similar security of the Issuers from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s) and the Prudential Parties, each of which has been offered the Notes or such similar securities of the Issuers at a private sale for investment, and neither the Issuers nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

(b) Neither the Company nor any Subsidiary, nor any of their respective directors, executive officers or other officers participating in the offering of the Notes, nor any predecessor of the Company or any Subsidiary, any affiliated issuer of the Company or any Subsidiary, any beneficial owner of 20% or more of the outstanding voting equity securities of the Company or any Subsidiary participating in the offering of the Notes, calculated on the basis of voting power, or any promoter currently connected with the Company and its Subsidiaries in any capacity is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

8I. Use of Proceeds. The Issuers will apply the proceeds of the sale of the Notes as set forth in Schedule 8I. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuers in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the assets of the Company and its Subsidiaries and none of the Issuers has any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this paragraph, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation in paragraph 9B.

8K. Governmental Consent.

(i) Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Date of Closing with the SEC and/or state blue sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

(ii) The Obligors have obtained all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable laws, or by any contractual obligation of each Obligor, in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, the Closing Date Acquisition Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders are in full force and effect and all applicable waiting periods have expired, and no known investigation or inquiry by any Governmental Authority regarding the Notes or any transaction being financed with the proceeds thereof (including the Closing Date Acquisition) is ongoing.

8L. Compliance with Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

8M. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

8N. Utility Company Status. Neither the Company nor any Subsidiary is a (i) “holding company,” a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended or (ii) public utility within the meaning of the Federal Power Act, as amended.

8O. Investment Company Status. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

8P. Rule 144A. The Notes are not of the same class as securities of the Obligors, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8Q. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Obligors in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which has or in the future may (so far as the Company can now foresee) have a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Obligors prior to the date hereof in connection with the transactions contemplated hereby.

8R. Foreign Assets Control Regulations, etc.

(i) Neither the Company nor any Controlled Entity is (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (b) an agent, department, or instrumentality of, or is directly or indirectly controlled by or acting on behalf of, or is, in the case of any Controlled Entity (that is not a publicly-traded company), otherwise beneficially owned by, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (c) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (a), clause (b) or clause (c), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(ii) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (a) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (b) otherwise in violation of U.S. Economic Sanctions.

(iii) Neither the Company nor any Controlled Entity (a) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (b) to the actual knowledge of the Company, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (c) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (d) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company and each Controlled Entity is and will continue to be in compliance in all material respects with all Anti-Money Laundering Laws and U.S. Economic Sanctions and will establish such procedures and controls from time to time which it reasonably believes are adequate to ensure such compliance.

(iv) (a) Neither the Company nor any Controlled Entity (1) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (2) to the actual knowledge of the Company, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (3) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (4) has been or is the target of sanctions imposed by the United Nations or the European Union;

(b) To the actual knowledge of the Company, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (1) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (2) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (3) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company and each Controlled Entity is and will continue to be in compliance in all material respects with all Anti-Corruption Laws and will establish such procedures and controls from time to time which it reasonably believes are adequate to ensure such compliance.

9.	REPRESENTATIONS OF THE PURCHASER.

Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control.

9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (a) the identity of such QPAM and (b) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.	DEFINITIONS; ACCOUNTING MATTERS.

For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on the Notes is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S.

Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

[~~“Aaron Rents Puerto Rico” shall mean Aaron Rents, Inc. Puerto Rico, a Puerto Rico corporation.~~]

“Acquisition” shall mean any transaction in which the Company or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business, (ii) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (iii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the voting stock of a corporation, other than the acquisition of voting stock of a Wholly Owned Subsidiary solely in connection with the organization and capitalization of that Subsidiary by any Obligor, or (iv) acquires control of more than 50% ownership interest in any partnership, joint venture or limited liability company.

“Administrative Agent” shall have the meaning specified in the SunTrust Agreement.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Issuers, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement, this” shall mean this Note Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall have the meaning specified in paragraph 8R(iv) hereof.

“Anti-Money Laundering Laws” shall have the meaning specified in paragraph 8R(iii) hereof.

“AIC” shall have the meaning specified in the introduction hereto.

“Asset Disposition” shall have the meaning specified in paragraph 6E hereof.

“Bankruptcy Law” shall have the meaning specified in paragraph 7A(viii).

“Blocked Person” shall have the meaning specified in paragraph 8R(i) hereof.

[~~“Blocker Corporations” shall mean the following corporations to be acquired by the Company or a wholly-owned Subsidiary of the Company in connection with the Closing Date Acquisition pursuant to the Closing Date Acquisition Documents: (a) SP GE VIII-B Progressive Blocker Corp., a Delaware corporation, and (b) SP SD IV-B Progressive Blocker Corp., a Delaware corporation.~~]

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capitalized Lease Obligation” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any bank lender under the SunTrust Agreement, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or

(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s Investors Service, Inc. is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s Investors Service, Inc. and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).

“Casualty Event” shall have the meaning specified in paragraph 4D hereof.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 33 1/3% or more of the total voting power of shares of stock entitled to vote in the election of directors of the Company; or (c) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“CISADA” shall have the meaning specified in paragraph 8R(i) hereof.

“Closing” shall have the meaning specified in paragraph 2 hereof.

“Closing Date Acquisition” shall mean the acquisition by the Company of all or substantially all of the capital stock or assets of Progressive Finance and the Progressive Finance Subsidiaries pursuant to the Closing Date Acquisition Documents.

“Closing Date Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 14, 2014, by and among the Company, Progressive Finance, the Merger Sub and the Representative (as defined in Closing Date Acquisition Agreement) party thereto, as such agreement may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of this Agreement.

“Closing Date Acquisition Documents” shall mean, collectively (i) the Closing Date Acquisition Agreement, (ii) that certain Purchase Agreement dated as of April 14, 2014, by and among the Company and the entities identified as “Blocker Owners” therein, pursuant to which the Company or a Wholly Owned Subsidiary has agreed to purchase, and such Blocker Owners have agreed to sell and assign to the Company or another Obligor immediately prior to the effective time of the Closing Date Acquisition, 100% of the outstanding equity interests in the Blocker Corporations, (iii) the certificate of merger with respect to the merger of Merger Sub with and into Progressive Finance to be filed with the Secretary of State of the State of Delaware on the Date of Closing and (iv) each other material document, instrument, certificate and agreement executed and delivered in connection therewith, in each case as such agreements, documents, instruments, certificates may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of this Agreement.

“Company” shall have the meaning specified in the introduction hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Consolidated EBITDA” shall mean[~~,~~] for the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for any period, an amount equal to the sum of ([~~a~~]i) Consolidated Net Income for such period plus ([~~b~~]ii ) to the extent deducted in determining Consolidated Net Income for such period, [~~(i~~]but without duplication, (A) Consolidated Interest Expense, ([~~ii~~]B) income tax expense, ([~~iii~~]C ) depreciation (excluding depreciation of rental merchandise) and amortization, ([~~iv~~]D) all other non-cash charges, ([~~v~~] E) closing costs, fees and expenses incurred during such period in connection with the [~~Closing Date Acquisition and the~~ ]transactions contemplated by the Financing Documents, the [~~Prudential~~]MetLife NPA, the SunTrust Agreement, the Existing Note Purchase Agreement and the SunTrust Loan Facility Agreement (including the amendments thereto), in each case paid during such period to Persons that are not Affiliates of the Company or any Subsidiary, [~~not to exceed $15,000,000 in the aggregate, (vi) one-time fees, costs and expenses (including without limitation legal and other professional fees) in connection with (x) the retirement and severance of Ronald W. Allen and David Buck and (y) the bid by Vintage Capital Management to acquire the Company, and other proxy contests and shareholder proposals, including costs, expenses and fees relating to responding to, defending and settling such matters, in each case to the extent such fees, costs and expenses were incurred prior to the First Amendment Effective Date, and (vii) transaction closing costs, fees and expenses actually incurred during such period in connection with the negotiation and closing of the First Amendment to NPA, and the related amendments to the SunTrust Loan Facility Agreement, the SunTrust Agreement, the Prudential NPA, the Existing Note Purchase Agreement, and the related transaction documents, in each case paid during such period to Persons that are not Affiliates of the Company or any Subsidiary~~](F) up to $16,600,000 in restructuring charges incurred in Fiscal Year 2016 in connection with the closure and consolidation of 56 Company-operated stores, (G) up to $13,800,000 in restructuring charges incurred in the first half of Fiscal Year 2017 in connection with the closure and consolidation of 63 Company-operated stores, (H) up to $2,000,000 in transaction fees and expenses (including legal fees and expenses and investment banker fees) paid by Company in connection with the SEI Acquisition, (I) up to $3,850,000 in reimbursement and/or settlement of any expenses, indemnity claims and other items, in each case, to the extent payable by Company to SEI or SEI’s subsidiaries or affiliates pursuant to the terms of the SEI Acquisition Agreement or any related ancillary acquisition documents between such parties, (J) up to $1,500,000 in advisory fees and expenses paid by the Company to its third party consultant in the second and third Fiscal Quarters of 2017, (K) up to $750,000 in construction and design related fees and expenses; (L) business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred within three (3) years of any Permitted Acquisition, which for the avoidance of doubt shall include severance payments and costs, legal defense and settlement costs (including any costs paid in satisfaction of judgments), relocation costs, costs related to the closure, opening, curtailment and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, integration costs, signing costs, retention and completion bonuses, amortization of signing bonuses, inventory optimization expenses, contract termination costs, transaction costs, costs related to entry into new markets, consulting fees and recruiter fees; (M) business optimization, restructuring and transition related expenses, costs, charges, accruals or reserves which are unrelated to any Permitted Acquisition or divestiture of assets, all as determined on a consolidated basis for the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for such period; provided that the aggregate amount for all such items under this clause (M) shall not exceed $10,000,000 in the aggregate during any four fiscal quarter period; (N) loss of on-lease and off-lease inventory, physical damage to stores, infrastructure, capital assets and other assets of the business and loss of revenue, in each case, (1) to the extent reasonably identifiable by the Company as having resulted from significant weather events or other natural disasters in areas that have been declared a federal disaster or otherwise qualify for federal emergency assistance, (2) to the extent occurring within twelve (12) months after the occurrence of such significant weather event or natural disaster, and (3) net of all related insurance proceeds received related thereto (including, without limitation, all business interruption insurance and casualty insurance), all as determined on a consolidated basis for the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for such period; and (O) the amount of cost savings and synergies projected by the Company in good faith to be reasonably anticipated to be realized from actions taken or committed to be taken during such period in connection with any Permitted Acquisition or any permitted disposition of assets (in each case calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions); provided that such actions have been taken or have been committed to be taken, and the benefits resulting therefrom are anticipated by the Company in good faith to be realized within twenty-four (24) months after the completion of the related Permitted Acquisition or permitted disposition of assets; and provided, further, that the aggregate amount for all such items under this clause (O) shall not exceed $50,000,000 in the aggregate during the term of this Agreement, all as determined on a consolidated basis for the

Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for such period. Notwithstanding the foregoing, the amounts added back to Consolidated Net Income in reliance on clauses (ii)(L), (ii)(M) and (ii)(N) above shall not exceed $50,000,000 in the aggregate during any four fiscal quarter period.

“Consolidated EBITDAR” shall mean, for the Company and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Lease Expense.

“Consolidated Fixed Charge Coverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated EBITDAR for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended as of, such date, to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for the Company and its Subsidiaries for any period, [~~determined on a consolidated basis in accordance with GAAP,~~ ]the sum (without duplication) of (a) Consolidated Interest Expense paid or payable for such period plus (b[~~) Consolidated Scheduled Debt Payments for such period plus (c~~]) Consolidated Lease Expense.

“Consolidated Interest Expense” shall mean, for the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for any period, determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capitalized Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period).

“Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) with respect to leases of real and personal property (excluding Capitalized Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Company and its Subsidiaries[ ~~(other than the Dent-A-Med Entities)~~] in the unremitted earnings of any Person that is not the Company or a Subsidiary, and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary[ ~~(other than the Dent-A-Med Entities).~~][~~“Consolidated Scheduled Debt Payments” means for any period for the Company and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Total Debt. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period and (b) shall not include any voluntary or mandatory prepayments (other than regularly scheduled amortization payments of Consolidated Total Debt).~~], except to the extent provided for in the definition of Pro Forma Basis in connection with a Permitted Acquisition.

“Consolidated Total Debt” shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Company and its Subsidiaries (other than, at any time prior to the DAMI Joinder Date, the Dent-A-Med Entities) on a consolidated basis of the types described in the definition of Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Controlled” shall have a correlative meaning.

“Controlled Entity” shall mean any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“DAMI Joinder Date” means the date the Dent-A-Med Entities become Subsidiary Guarantors by executing and delivering a joinder to the Subsidiary Guarantee Agreement.

“DAMI Pledge Agreement” means that certain Collateral Pledge Agreement, dated on or about the Second Amendment Effective Date, made and executed by Progressive Finance in favor of Wells Fargo Bank, N.A.

“Date of Closing” shall have the meaning specified in paragraph 2 hereof.

“Debt Prepayment Transfer” shall have the meaning specified in paragraph 4D(a) hereof.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Dent-A-Med” means Dent-A-Med Inc., an Oklahoma corporation.

“Dent-A-Med Credit Agreement” means that certain Loan and Security Agreement dated as of May 18, 2011 by and among the Dent-A-Med Entities, as co-borrowers, the lenders party thereto and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Preferred Capital, Inc.), as agent for the lenders thereunder as in effect on the [~~Third~~]Fourth Amendment Effective Date.

“Dent-A-Med Entities” means Dent-A-Med, [~~Dent-A-Med Receivables Corporation, a Delaware corporation,~~ ]HC Recovery, Inc., an Oklahoma corporation and any other direct or indirect subsidiary of Dent-A-Med formed after the [~~Second~~]Fourth Amendment Effective Date.

“Domestic Controlled Affiliate” shall mean each Affiliate of the Company that is (a) Controlled by the Company, and (b) incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

“Domestic Subsidiary” shall mean each Subsidiary of the Company that is incorporated or organized under the laws of any State of the United States of America, the District of Columbia or Puerto Rico.

“EBITDA” shall have the meaning specified in paragraph 5N.

“EDGAR” shall mean the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” shall have the meaning specified in paragraph 4E(a) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the

Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated as of July 5, 2011, by and among the Issuers, the other Obligors party thereto and each of the Existing Noteholders, pursuant to which the Issuers issued the Existing Notes, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of December 19, 2012, that certain Amendment No. 2 to Note Purchase Agreement dated as of October 8, 2013[ ~~and~~] that certain Amendment No. 3 to Note Purchase Agreement dated as of April 14, 2014, that certain Amendment No. 4 to Note Purchase Agreement dated as of December 9, 2014, that certain Amendment No. 5 to Note Purchase Agreement dated as of September 21, 2015, that certain Amendment No. 6 to Note Purchase Agreement dated as of June 30, 2016, that certain Amendment No. 7 to Note Purchase Agreement dated the Date of Closing and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Existing Noteholders” shall mean each holder of an Existing Note.

“Existing Note(s)” shall mean those certain Second Amended and Restated Senior Notes due April 27, 2018, issued pursuant to the Existing Note Purchase Agreement.

“Financing Documents” means this Agreement, the Notes, the Intercreditor Agreement (including each joinder thereto), the Subsidiary Guarantee Agreement and each Joinder Agreement.

“First Amendment Effective Date” means December 9, 2014.

“First Amendment to NPA” means that certain Amendment No. 1 to Note Purchase Agreement, dated as of the First Amendment Effective Date, by and among the Issuers and each of the holders of the Notes party thereto.

“Fiscal Quarter” means a fiscal quarter of the Company.

“Fiscal Year” means a fiscal year of the Company.

“Foreign Pledge Date” shall have the meaning set forth in paragraph 5N.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means September 18, 2017.

“GAAP” shall have the meaning set forth in paragraph 10C.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “Guarantor”) shall mean any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Inactive Subsidiaries” means the Subsidiaries of Company identified on Schedule 10 attached hereto.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”.

“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that for purposes of paragraph 7A(iii), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (v) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock or other equity interests of such Person, and (x) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“INHAM Exemption” shall have the meaning specified in paragraph 9B(v) hereof.

“Initial Subsidiary Guarantors” shall mean, collectively, (a) Aaron’s Logistics, LLC, a Georgia limited liability company, (b) Aaron’s Strategic Services, LLC, a Georgia limited liability company, (c) Aaron’s Procurement Company, LLC, a Georgia limited liability company, (d) Aaron’s Production Company, a Georgia corporation, and (e) 99 LTO, LLC, a Georgia limited liability company.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company or fund, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or institutional “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Intercreditor Agreement” shall have the meaning specified in paragraph 3L hereof.

“Investment” shall have the meaning specified in paragraph 6G.

“Joinder Agreement(s)” shall have the meaning specified in paragraph 5H.

“Lenders” shall mean the “Lenders” under the SunTrust Agreement.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). A covenant not to grant a Lien or a “negative pledge” shall not be a Lien for purposes of this Agreement.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) a material impairment of the Obligors’ ability to perform any of their respective obligations under the Agreement, the Notes or any other Financing Document to which they are parties, or (iii) a material impairment of the validity or enforceability of this Agreement, the Notes or any other Financing Document.

“Material Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Company having: (a) assets in an amount equal to at least 5% of the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of the most recent fiscal quarter of the Company at such time; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the 12-month period ending on the last day of the most recent fiscal quarter of the Company at such time.

“Merger Sub” shall mean Virtual Acquisition Company, LLC, a Delaware corporation and a direct wholly-owned Subsidiary of the Company.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” shall have the meaning specified in paragraph 9B(i) hereof.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company or any Domestic Subsidiary in respect of (a) any Asset Disposition, (b) any Casualty Event, (c) any Unpermitted Debt Incurrence or (d) any Equity Issuance, in each case net of direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof and, in the case of any Asset Disposition or Casualty Event, the amount necessary to retire any Indebtedness secured by a Lien permitted under this Agreement (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Company or any Domestic Subsidiary in connection with any Asset Disposition by the Company or any of its Subsidiaries, any Casualty Event or any issuance of Indebtedness not permitted under paragraph 6C.

“Notes” shall have the meaning specified in paragraph 1 hereto.

“Obligors” shall, collectively, the Issuers and each Subsidiary Guarantor.

“OFAC” shall have the meaning specified in paragraph 8R(i) hereof.

“OFAC Listed Person” shall have the meaning specified in paragraph 8R(i) hereof.

“OFAC Sanctions Program” shall mean any program identified at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, other than indemnity obligations for any breach of any representation or warranty which are customary in nonrecourse sales of such assets, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called “synthetic” lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by any one or more of its President, its Executive Vice President, its Chief Financial Officer, any one of its Vice Presidents or its Treasurer.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisitions” shall mean (a) the [~~Closing Date~~]SEI Acquisition,[ ~~the Dent-A-Med Acquisition (as such term is defined in the Second Amendment to NPA)~~] and (b) any other Acquisition (whether foreign or domestic) so long as[~~, in each case with respect to the Dent-A-Med Acquisition or any such other Acquisition, (a~~] (i) immediately before and after giving effect to such Acquisition, no Default or Event of Default is in existence, ([~~b~~] ii) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, ([~~c~~]iii ) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries for the most recently ended twelve month period (after giving pro forma effect to such Acquisition) exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, the Company complies with paragraph 5N hereof, and ([~~d~~]iv) immediately after giving effect to such Acquisition, the Company and its Subsidiaries will not be engaged in any business other than (x) businesses of the type conducted by the Company and its Subsidiaries on the Fourth Amendment Effective Date[ ~~of Closing~~] and businesses reasonably related thereto, and (y) any other ancillary businesses which are complementary to the business of the Company and its Subsidiaries as conducted as of the Fourth Amendment Effective Date and that generally provide goods or services to the same types of consumers serviced by the businesses of the Company and its Subsidiaries as of the Fourth Amendment Effective Date. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any affiliate thereof.

“Permitted Change” shall have the meaning specified in paragraph 6J.

“Permitted Investments” shall mean:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having an A or better rating, at the time of acquisition thereof, from S&P or Moody’s Investors Service, Inc., and in either case maturing within one year from the date of acquisition thereof;

(iii) certificates of deposit, bankers’ acceptances and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Person” shall mean any individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Date” shall have the meaning specified in paragraph 4E(a) hereof.

“Prepayment Offer” shall have the meaning specified in paragraph 4E(a) hereof.

“Private Placement Debt” shall mean Indebtedness incurred by the Company or its Subsidiaries in respect of the issuance and sale of notes or other securities by the Company or its Subsidiaries to Institutional Investors, which issuance and sale does not require registration of such securities with the SEC pursuant to the Securities Act.

“Pro Forma Basis” shall mean, for purposes of calculating compliance with respect to any asset sale, casualty event, Permitted Acquisition, Restricted Payment or incurrence of Indebtedness, or any other transaction subject to calculation on a “Pro Forma Basis” as indicated herein (including without limitation, for purposes of determining compliance with the financial covenants in paragraphs 6A and 6B) that such transaction shall be deemed to have occurred as of the first day of the period of four Fiscal Quarters most recently ended (the “Reference Period”) for which the Company has delivered financial statements pursuant to paragraph 5A. For purposes of any such calculation in respect of any Permitted Acquisition, (a) income statement and cash flow statement items attributable to the Person or property subject to such Permitted Acquisition shall be included in Consolidated EBITDA for such Reference Period after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period; (b) any

Indebtedness incurred or assumed by any Company or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; (c) capital expenditures attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period, and (d) except as permitted pursuant to clauses (L), (M) and (O) of the definition of Consolidated EBITDA, no adjustments for unrealized synergies shall be included.

“Progressive Finance” shall mean Progressive Finance Holdings, LLC, a Delaware limited liability company.

“Progressive Finance Subsidiaries” shall mean the direct and indirect Subsidiaries of Progressive Finance acquired by the Company on the consummation of the Closing Date Acquisition as further identified on Schedule 5O hereto.

“Prudential NPA” shall have the meaning specified in paragraph 3J hereof.

“Prudential Parties” shall have the meaning specified in paragraph 3J hereof.

“PTE” shall have the meaning specified in paragraph 9B(i) hereof.

“Purchaser” shall mean each Person named on the Purchaser Schedule attached hereto.

“Purchaser Schedule” shall mean that Purchaser Schedule attached as Schedule A hereto.

“QPAM Exemption” shall have the meaning specified in paragraph 9B(iv) hereof.

“Ratable Portion” shall mean, with respect of any holder of any Note in connection with any prepayment pursuant to paragraph 4D or 4E hereof resulting from any Debt Prepayment Transfer, any Unpermitted Debt Incurrence or any Equity Issuance, an amount equal to the quotient of (a) the aggregate outstanding principal amount of the Notes held by such holder, divided by (b) the aggregate principal amount of all Notes then outstanding.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Holder(s)” shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Company, any Subsidiary of the Company or any of their respective Affiliates).

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of each of the Issuers or any other officer of the Issuers involved principally in its financial administration or its controllership function.

“Restricted Payment” shall have the meaning specified in paragraph 6F hereto.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and any successor thereto.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“SEI” shall mean SEI/Aaron’s, Inc., a Georgia corporation.

“SEI Acquisition” shall mean the acquisition by the Company of substantially all of the assets of its franchisee, SEI/Aaron’s, Inc., which acquisition was consummated on or about July 27, 2017.

“SEI Acquisition Agreement” shall mean that certain Asset Purchase Agreement dated as of July 27, 2017, by and among SEI, certain subsidiaries and affiliates of SEI party thereto and the Company.

“Second Amendment Effective Date” means September 21, 2015.

“Second Amendment to NPA” means that certain Amendment No. 2 to Note Purchase Agreement, dated as of the Second Amendment Effective Date, by and among the Issuers and each of the holders of the Notes party thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” shall mean the Notes and any other Indebtedness of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Indebtedness of the Company or any Subsidiary (including, without limitations, the obligations of the Company under this Agreement or the Notes).

“Significant Holder” shall mean (i) each Purchaser, so long as it shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Source” shall have the meaning specified in paragraph 9B hereof.

“Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interest are, as of such date, owned, controlled or held, by the Company or one of more subsidiaries of the Company. Unless otherwise indicated, all references to a “Subsidiary” or “Subsidiaries” herein shall mean a Subsidiary of the Company.

“Subsidiary Guarantee Agreement” shall have the meaning specified in paragraph 3M hereof.

“Subsidiary Guarantor” shall mean (a) each Initial Subsidiary Guarantor (other than the Inactive Subsidiaries), (b) Progressive Finance, Prog Leasing, LLC, NPRTO Arizona, LLC, NPRTO California, LLC, NPRTO Florida, LLC, NPRTO Georgia, LLC, NPRTO Illinois, LLC, NPRTO Michigan, LLC, NPRTO New York, LLC, NPRTO Ohio, LLC, NPRTO Texas, LLC, NPRTO Mid-West, LLC, NPRTO North-East, LLC, NPRTO South-East, LLC, NPRTO West, LLC and (c) each other Subsidiary of the Company that executes a Joinder Agreement to the Subsidiary Guarantee Agreement pursuant to paragraph 5H or paragraph 5O hereof.

“SunTrust” shall mean SunTrust Bank, together with its successors and assigns.

“SunTrust Agreement” shall (a) have the meaning as specified in paragraph 3K hereof prior to the Fourth Amendment Effective Date, and (b) on and after the Fourth Amendment Effective Date, that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the Fourth Amendment Effective Date, by and among the Company, the Administrative Agent, SunTrust and the other lenders party thereto, pursuant to which SunTrust and the other lenders party thereto shall have agreed to provide to the Company, subject to the terms and conditions thereof, a revolving loan facility in the aggregate principal amount of up to $400,000,000 and term loans in the aggregate principal amount of $100,000,000, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“SunTrust Loan Facility Agreement” shall mean that certain Third Amended and Restated Loan Facility Agreement and Guaranty, dated as of the Date of Closing, by and among the Company, SunTrust and the financial institutions party thereto, as amended by (i) that certain First Amendment to Loan Facility Agreement, dated as of December 9, 2014, [~~and as~~](ii) that certain Second Amendment to Loan Facility Agreement, dated as of September 11, 2015, (iii) that certain Third Amendment to Loan Facility Agreement, dated as of December 4, 2015, (iv) that certain Fourth Amendment to Loan Facility Agreement, dated as of June 30, 2016, (v) that certain Fifth Amendment to Loan Facility Agreement, dated as of December 6, 2016 and (vi) that certain Sixth Amendment to Loan Facility Agreement, dated as of the Fourth Amendment Effective Date, and as may be further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Third Amendment Effective Date” means June 30, 2016.

“Total Debt to EBITDA Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the [~~period of~~ ]four consecutive fiscal quarters [~~of the Company~~ ]ending on, or most recently [~~ending~~] ended as of, such date.

“Transfer Prepayment Date” shall have the meaning specified in paragraph 4D(a) hereof.

“Transfer Prepayment Offer” shall have the meaning specified in paragraph 4D(a) hereof.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

“Unpermitted Debt Incurrence” shall have the meaning specified in paragraph 4E(a) hereof.

“U.S. Economic Sanctions” shall have the meaning specified in paragraph 8R(i) hereof.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly Owned Subsidiary” shall mean any Subsidiary, all of the stock of every class of which is, at the time as of which any determination is being made, owned by the Company either directly or through Wholly Owned Subsidiaries, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly Owned Subsidiary) to acquire shares of capital stock of such corporation.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

10C. Accounting and Legal Principles, Terms and Determinations.

(a) All references in this Agreement to “GAAP” shall mean generally accepted accounting principles, as in effect in the United States from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Company delivered pursuant to paragraph 5A(ii); provided, that if the Company notified the holders of Notes that the Company wishes to amend any covenant in paragraph 6A or 6B to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Required Holders notify the Company that the Required Holders wish to amend paragraph 6A or 6B or such purpose), then the Company and the holders of the Notes shall negotiate in good faith to make such adjustments as shall be necessary to eliminate the effect of such change in GAAP on such covenant; provided that, until agreement is reached on such adjustments, the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraph 5A(i) or (ii) or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.

(b) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Obligor or any Subsidiary of any Obligor at “fair value”, as defined therein and (ii) for purposes of this Agreement, any change in GAAP requiring leases which were previously classified as operating leases to be treated as capitalized leases shall be disregarded and such leases shall continue to be treated as operating leases consistent with GAAP as in effect immediately before such change in GAAP became effective.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in paragraphs 6A and 6B (including for purposes of any transaction that by the terms of this Agreement requires that any financial covenant contained in paragraphs 6A and 6B be calculated on a [~~pro forma basis~~]Pro Forma Basis) shall be made on a [~~pro forma basis~~]Pro Forma Basis with respect to (i) sales, leases, transfers and/or involuntary dispositions of property in any period of twelve months with an aggregate fair market value in excess of $15,000,000, (ii) any Acquisition, (iii) any incurrence of any Incremental Term Loan and/or Incremental Revolving Commitment under, and as defined in the SunTrust Agreement and (iv) any payment of a Restricted Payment occurring during such period[~~, assuming, in each case, that each such transaction specified in clauses (i) through (iv) above occurred on the first day of the period for which such financial covenants are being tested~~].

11.	MISCELLANEOUS.

11A. Note Payments. So long as any Purchaser shall hold any Note, the Issuers will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Issuers agree to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

11B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Issuers shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number from S&P for the Notes and (C) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

(ii) document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (A) this Agreement and the transactions contemplated hereby, (B) the execution and delivery of any Joinder Agreement by a Subsidiary Guarantor, and (C) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted;

(iii) the costs and expenses, including reasonable attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;

(iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuers; and

(v) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the Securities Valuation Office of the National Association of Insurance Commissioners; provided, that such costs and expenses under this clause (c) shall not exceed $3,500.

The obligations of the Issuers under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Issuers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Issuers shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Issuers and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Issuers shall, at their expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Issuers will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Issuers may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Issuers shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Issuers in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Issuers and supersede all prior agreements and understandings relating to the subject matter hereof.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Confidential Information. For the purposes of this paragraph 11H, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under paragraph 5A that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11H, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11H), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11H), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11H as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11H.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Financing Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11H, this paragraph 11H shall not be amended thereby and, as between such Purchaser or such holder and the Issuers, this paragraph 11H shall supersede any such other confidentiality undertaking.

11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Issuers, addressed to them at:

The Company:

[~~1100 Aaron Building~~]

[~~309 East Paces Ferry Road, NE~~]

400 Galleria Parkway SE, Suite 300

Atlanta, GA [~~30305-2377~~]30339

[~~Attention: Gilbert L. Danielson~~]

Attn: Chief Financial Officer

Telecopy [~~No. 404.240.6520~~]Number: (855) 778-8565

AIC:

Aaron Investment Company

[~~Two Greenville Crossing~~]

[~~4005 Kennett Pike, Suite 220~~]

[~~Greenville, Delaware 19807~~]

[~~Attention: Marianne Stearns and Linda Jones~~]

[~~Telecopy No.: 302.655.5209~~]

[~~With a copy to:~~]

[~~Aaron Investment Company~~]

[~~1100 Aaron Building~~]

[~~309 East Paces Ferry Road, NE~~]

400 Galleria Parkway SE, Suite 300

Atlanta, GA [~~30305-2377~~]30339

[~~Attention: Gilbert L. Danielson~~]

Attn: Chief Financial Officer

Telecopy [~~No.: 404.240.6520~~]Number: (855)-778-8565

or at such other address as the Issuers shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Issuers may also, at the option of the holder of any Note, be delivered by any other means either to the Issuers at the addresses specified above or to any officer of the Issuers.

11J. Payments due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11L. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

11M. Consent to Jurisdiction; Waiver of Immunities. The Issuers hereby irrevocably submit to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Issuers hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuers agree and irrevocably consent to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 1633 Broadway, New York, New York 10019. The Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 11M shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Issuers or their property in the courts of any other jurisdiction. To the extent that the Issuers have or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Issuers hereby irrevocably waive such immunity in respect of its obligations under this agreement.

11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11O. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11P. Counterparts. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile or electronic transmission of an executed signature page shall be effective as delivery of an original.

11Q. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in an Event of Default or Default.

11R. WAIVER OF JURY TRIAL. THE ISSUERS AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT

MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS OF THE NOTES AND THE ISSUERS EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE NOTES AND THE ISSUERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11S. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3E, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or any Issuer of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

11T. Independent Investigation. Each Purchaser has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Issuers in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Issuers. No holder of Notes shall have any duty or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11U. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

[Remainder of page intentionally left blank. Next page is signature page.]

Please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Issuers, whereupon this letter shall become a binding agreement between the Issuers and each Purchaser.

Very truly yours,

AARON’S, INC.

By:
Name:	Gilbert L. Danielson
Title:	Executive Vice President
and Chief Financial Officer

AARON INVESTMENT COMPANY

By:
Name:	Gilbert L. Danielson
Title:	Vice President and Treasurer

The foregoing Agreement is hereby accepted

as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INVESTORS USA INSURANCE COMPANY

by Metropolitan Life Insurance Company, its Investment Manager

METLIFE INSURANCE COMPANY OF CONNECTICUT

by Metropolitan Life Insurance Company, its Investment Manager

NEW ENGLAND LIFE INSURANCE COMPANY

by Metropolitan Life Insurance Company, its Investment Manager

GENERAL AMERICAN LIFE INSURANCE COMPANY

by Metropolitan Life Insurance Company, its Investment Manager

By:

Name:
Title:

SCHEDULE A

PURCHASER SCHEDULE

Purchaser Name	METROPOLITAN LIFE INSURANCE COMPANY
Name in which to register Note(s)	METROPOLITAN LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RB-1; $57,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:          JPMorgan Chase Bank

ABA Routing #:    021-000-021

Account No.:         002-2-410591

Account Name:     Metropolitan Life Insurance Company

Ref:                       “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions [~~form~~]from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying Information

Name of Issuers: AARON’S, INC.

AARON INVESTMENT COMPANY

Description of

Security:             4.75% Series B Senior Notes April 14, 2021

PPN:                   00256@ AC3

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Address / Fax # / Email for all notices and communications

Metropolitan Life Insurance Company

Investments, Private Placements

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962-1902~~]07981

Attention: Edward Teagan, Director

[~~Facsimile: (973) 355-4250~~]

Emails: PPUCompliance@metlife.com and edward.teagan@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company, Investments Law

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962-1902~~]07981

Attention: Chief Counsel-[~~Securities~~ ]Investments Law (PRIV)

Email: [~~sec_invest_law@metlife.com~~]sec_invest_law@metlife.com

Schedule A-1

Purchaser Name	METROPOLITAN LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

Metropolitan Life Insurance Company

[~~Securities~~], Investments[~~,~~ ]-Law [~~Department~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962~~]

One MetLife Way

Whippany, NJ 07981

Attention: Thomas Pasuit, [~~Esq.~~]VP & Associate General Counsel

Signature Block Format	METROPOLITAN LIFE INSURANCE COMPANY By: Name: Title:
Tax Identification Number	13-5581829

Schedule A-2

Purchaser Name	NEW ENGLAND LIFE INSURANCE COMPANY
Name in which to register Note(s)	NEW ENGLAND LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-4; $3,500,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:       JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.:      955243246

Account Name: New England Life Insurance Company

Ref:                      “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying Information

Name of Issuers: AARON’S, INC.

AARON INVESTMENT COMPANY

Description of

Security:                4.75% Series B Senior Notes April 14, 2021

PPN:                     00256@ AC3

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Address / Fax # / Email for all notices and communications

New England Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments - Private Placements One MetLife Way

Whippany, New Jersey 07981

Attention: Edward Teagan, Director

Emails: PPUCompliance@metlife.com and

edward.teagan@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

New England Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Instructions re Delivery of Notes	JP Morgan Chase Bank NA 4 Chase Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001 Attention: Physical Receive Department Ref: G21717 cc: tpasuit@metlife.com

Schedule A-3

Purchaser Name	NEW ENGLAND LIFE INSURANCE COMPANY
Signature Block Format	NEW ENGLAND LIFE INSURANCE COMPANY By: MetLife Investment Advisors, LLC, Its Investment Manager By: Name: Title:
Tax Identification Number	04-2708937

Schedule A-4

Purchaser Name	[~~METLIFE INVESTORS USA~~]GENERAL AMERICAN LIFE INSURANCE COMPANY
Name in which to register Note(s)	[~~METLIFE INVESTORS USA~~]GENERAL AMERICAN LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-[~~2~~]5; $[~~9,000,000~~]2,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:        JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.:      [~~002-2-431530~~]323-8-90946

Account Name:  [~~MetLife Investors USA~~]General American Life

    Insurance Company

Ref:                     “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions [~~form~~]from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying Information

Name of Issuers: AARON’S, INC.

    AARON INVESTMENT COMPANY

Description of

Security:             4.75% Series B Senior Notes April 14, 2021

PPN:                   00256@ AC3

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Address / Fax # / Email for all notices

[~~MetLife Investors USA~~]General American Life Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962-1902~~]07981

Attention: Edward Teagan, Director

[~~Facsimile (973) 355-4250~~]

Emails: PPUComplaince@metlife.com and

edward.teagan@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

[~~MetLife Investors USA~~]General American Life Insurance Company

c/o Metropolitan Life Insurance Company, Investments Law

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962-1902~~]

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-[~~Securities~~ ]Investments Law (PRIV)

Email: [~~sec_invest_law@metlife.com~~]sec_invest_law@metlife.com

Schedule A-5

Purchaser Name	[~~METLIFE INVESTORS USA~~]GENERAL AMERICAN LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

[~~MetLife Investors USA~~]General American Life Insurance Company c/o Metropolitan Life Insurance Company

[~~Securities~~], Investments[~~,~~] Law[ ~~Department~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962~~]07981

Attention: Thomas Pasuit, [~~Esq.~~]VP & Associate General Counsel

Signature Block Format	[~~METLIFE INVESTORS USA~~]GENERAL AMERICAN LIFE INSURANCE COMPANY By: Metropolitan Life Insurance Company, its Investment Manager By: Name: Title:
Tax Identification Number	[~~54~~]43-[~~0696644~~] 0285930

Schedule A-6

[~~Purchaser Name~~]	[~~METLIFE INSURANCE COMPANY OF CONNECTICUT~~]
[~~Name in which to register Note(s)~~ ]	[~~METLIFE INSURANCE COMPANY OF CONNECTICUT~~]
[~~Note registration number(s); principal amount(s)~~]	[~~RB-3; $3,500,000~~]
[~~Payment on account of Note(s)~~] [~~Method~~] [~~Account information~~]

[~~Federal Funds Wire Transfer~~]

[~~Bank Name: JPMorgan Chase Bank~~]

[~~ABA Routing #: 021-000-021~~]

[~~Account No.: 910-2-587434~~]

[~~Account Name: MetLife Insurance Company of Connecticut~~]

[~~Ref: “Accompanying Information” below~~]

[~~For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.~~]

[~~Accompanying information~~]

[~~Name of Issuers: AARON’S, INC.~~]

[ ~~AARON INVESTMENT COMPANY~~ ]

[~~Description of~~]

[~~Security: 4.75% Series B Senior Notes April 14, 2021~~]

[~~PPN: 00256@ AC3~~]

[~~Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.~~]

[~~Address / Fax # / Email for all notices and communications~~]

[~~MetLife Insurance Company of Connecticut~~]

[~~Investments, Private Placements~~]

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962-1902~~]

[~~Attention: Director~~]

[~~Facsimile (973) 355-4250~~]

[~~With a copy OTHER than with respect to deliveries of financial statements to:~~]

[~~MetLife Insurance Company of Connecticut~~]

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962-1902~~]

[~~Attention: Chief Counsel-Securities Investments (PRIV)~~]

[~~Email: sec_invest_law@metlife.com~~]

[~~Instructions re Delivery of Note(s)~~ ]

[~~MetLife Insurance Company of Connecticut~~ ]

[~~c/o Metropolitan Life Insurance Company~~]

[~~Securities Investments, Law Department~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962~~]

[~~Attention: Thomas Pasuit, Esq.~~]

Schedule A-7

[~~Purchaser Name~~]	[~~METLIFE INSURANCE COMPANY OF CONNECTICUT~~]
[~~Signature Block~~]	[~~METLIFE INSURANCE COMPANY OF CONNECTICUT By: Metropolitan Life Insurance Company,~~ ] [ ~~its Investment Manager~~ ] [ ~~By:_________________________________________ Name: Title:~~]
[~~Tax identification number~~]	[~~06-0566090~~]

[

Schedule A-8

]

[]Purchaser Name	[~~NEW ENGLAND~~]BRIGHTHOUSE LIFE INSURANCE COMPANY
Name in which to register Note(s)	[~~NEW ENGLAND~~]BRIGHTHOUSE LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-[~~4~~]2/3; $[~~3,500,000~~]12,500,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:        JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.:      910-2-[~~778983~~]587434/G 05314

Account Name:  [~~New England~~]Brighthouse Life Insurance Company

Ref:                     “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth [~~above~~]below.

Accompanying Information

Name of Issuers: AARON’S, INC.

AARON INVESTMENT COMPANY

Description of

Security:             4.75% Series B Senior Notes April 14, 2021

PPN:                   00256@ AC3

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Address / Fax # / Email for all notices and communications

[~~New England~~]Brighthouse Life Insurance Company

c/o [~~Metropolitan Life Insurance Company~~]

MetLife Investment Advisors, LLC, Investments[~~,~~ ]-Private Placements

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962-1902~~]07981

Attention: Edward Teagan, Director

[~~Facsimile (973) 355-4250~~ ]

Emails: PPUCompliance@metlife.com and

edward.teagan@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

[~~New England~~]Brighthouse Life Insurance Company

c/o [~~Metropolitan Life Insurance Company~~]MetLife Investment Advisors, LLC, Investments Law

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

One MetLife Way

[~~Morristown~~]Whippany, New Jersey [~~07962-1902~~]07981

Attention: Chief Counsel-[~~Securities~~ ]Investments Law (PRIV)

Email: [~~sec_invest_law@metlife.com~~]sec_invest_law@metlife.com

Schedule A-9

[]Purchaser Name	[~~NEW ENGLAND~~]BRIGHTHOUSE LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

[~~New England Life Insurance Company~~]JP Morgan Chase Bank NA [~~c/o Metropolitan Life Insurance Company~~ ]

[~~Securities Investments, Law Department~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962~~]

4 Chase Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001 Attention: [ ~~Thomas Pasuit, Esq.~~]Physical Receive Department

Ref: G 05314

cc:         tpasuit@metlife.com

Signature Block Format	[~~NEW ENGLAND~~]BRIGHTHOUSE LIFE INSURANCE COMPANY [ ~~By: Metropolitan Life~~] (f/k/a MetLife Insurance Company[~~, its~~] USA) By: MetLife Investment Advisors, LLC, Its Investment Manager[ ] By: Name: Title:
Tax Identification Number	[~~42~~]06-[~~2708937~~] 0566090

[

Schedule A-10

]

[~~Purchaser Name~~]	[~~GENERAL AMERICAN LIFE INSURANCE COMPANY~~]
[~~Name in which to register Note(s)~~ ]	[~~GENERAL AMERICAN LIFE INSURANCE COMPANY~~]
[~~Note registration number(s); principal amount(s)~~]	[~~RB-5; $2,000,000~~]
[~~Payment on account of Note(s)~~] [~~Method~~] [~~Account information~~]

[~~Federal Funds Wire Transfer~~]

[~~Bank Name: JPMorgan Chase Bank~~]

[~~ABA Routing #: 021-000-021~~]

[~~Account No.: 323-8-90946~~]

[~~Account Name: General American Life Insurance Company~~ ]

[~~Ref: “Accompanying Information” below~~]

[~~For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.~~]

[~~Accompanying information~~]

[~~Name of Issuers: AARON’S, INC.~~]

[ ~~AARON INVESTMENT COMPANY~~ ]

[~~Description of~~]

[~~Security: 4.75% Series B Senior Notes April 14, 2021~~]

[~~PPN: 00256@ AC3~~]

[~~Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.~~]

[~~Address / Fax # / Email for all notices and communications~~]

[~~General American Insurance Company~~]

[~~c/o Metropolitan Life Insurance Company~~]

[~~Investments, Private Placements~~]

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962-1902~~]

[~~Attention: Director~~]

[~~Facsimile (973) 355-4250~~]

[~~With a copy OTHER than with respect to deliveries of financial statements to:~~]

[~~General American Life Insurance Company~~]

[~~c/o Metropolitan Life Insurance Company~~]

[~~P.O. Box 1902~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962-1902~~]

[~~Attention: Chief Counsel-Securities Investments (PRIV)~~]

[~~Email: sec_invest_law@metlife.com~~]

[~~Instructions re Delivery of Note(s)~~ ]

[~~General American life Insurance Company~~ ]

[~~c/o Metropolitan Life Insurance Company~~]

[~~Securities Investments, Law Department~~]

[~~10 Park Avenue~~]

[~~Morristown, New Jersey 07962~~]

[~~Attention: Thomas Pasuit, Esq.~~]

Schedule A-11

[~~Purchaser Name~~]	[~~GENERAL AMERICAN LIFE INSURANCE COMPANY~~]
[~~Signature Block~~]	[~~GENERAL AMERICAN LIFE INSURANCE COMPANY  By: Metropolitan Life Insurance Company, Its Investment Manager~~ ] [ ~~By:_________________________________________ Name: Title:~~]
[~~Tax identification number~~]	[~~43-0285930~~]

Schedule A-12

SCHEDULE 3F

CHANGES IN CORPORATE STRUCTURE

The merger of Merger Sub into Progressive Finance, with Progressive Finance being the survivor thereof on the Closing Date in accordance with the Closing Date Acquisition Documents.

Schedule 3F

SCHEDULE 5O

PROGRESSIVE FINANCE SUBSIDIARIES

Legal Name of Entity	Jurisdiction of Organization
[~~Pango LLC~~]	[~~Utah~~]
Prog [~~Finance~~]Leasing, LLC	Delaware
[~~Prog Finance~~]NPRTO Arizona, LLC	Utah
[~~Prog Finance~~]NPRTO California, LLC	Utah
[~~Prog Finance~~]NPRTO Florida, LLC	Utah
[~~Prog Finance~~]NPRTO Georgia, LLC	Utah
[~~Prog Finance~~]NPRTO Illinois, LLC	Utah
[~~Prog Finance~~]NPRTO Michigan, LLC	Utah
[~~Prog Finance~~]NPRTO New York, LLC	Utah
[~~Prog Finance~~]NPRTO Ohio, LLC	Utah
[~~Prog Finance~~]NPRTO Texas, LLC	Utah
[~~Prog Finance~~]NPRTO Mid-West, LLC	Utah
[~~Prog Finance~~]NPRTO North-East, LLC	Utah
[~~Prog Finance~~]NPRTO South-East, LLC	Utah
[~~Prog Finance~~]NPRTO West, LLC	Utah
[~~NPRTO Arizona, LLC~~]	[~~Utah~~]
[~~NPRTO California, LLC~~]	[~~Utah~~]
[~~NPRTO Florida, LLC~~]	[~~Utah~~]
[~~NPRTO Georgia, LLC~~]	[~~Utah~~]
[~~NPRTO Illinois, LLC~~]	[~~Utah~~]
[~~NPRTO Michigan, LLC~~]	[~~Utah~~]
[~~NPRTO New York, LLC~~]	[~~Utah~~]
[~~NPRTO Ohio, LLC~~]	[~~Utah~~]
[~~NPRTO Texas, LLC~~]	[~~Utah~~]
[~~NPRTO Mid-West, LLC~~]	[~~Utah~~]
[~~NPRTO North-East, LLC~~]	[~~Utah~~]
[~~NPRTO South-East, LLC~~]	[~~Utah~~]
[~~NPRTO West, LLC~~]	[~~Utah~~]

*Note:	Amended to reflect removal of Inactive Subsidiaries of Progressive Finance referenced in Schedule 10 below

Schedule 5O

SCHEDULE 6C

EXISTING INDEBTEDNESS

[~~As of the Date of Closing:~~]

[~~1.~~	~~The Company has $3,250,000 of outstanding Indebtedness incurred under that certain Loan Agreement by and among Fort Bend Industrial Development Corporation and Aaron Rents, Inc., dated on or about October 1, 2000.~~]

[~~2.~~	~~Current Outstanding Capital Lease Obligations in the amount of $13,846,776~~]

[~~3.~~	~~Indebtedness in an amount up to $225,000,000 under the Prudential NPA~~]

[~~4.~~	~~Indebtedness in an amount up to $125,000,000 under the Existing Note Purchase Agreement~~ ]

None.

Schedule 6C

SCHEDULE 6D

EXISTING LIENS

None[~~; except for any Liens securing the Capitalized Lease Obligations described on Schedule 6C so long as such Liens do not extent to any asset other than the leased property relating to such Capital Lease and any proceeds thereof.~~ ].

Schedule 6D

SCHEDULE 6G

EXISTING INVESTMENTS

[~~1.~~ ]1. Investment in Perfect Home Holdings Limited having a cost basis of approximately $21.3 million at March 31, 2014.

[~~2. Investments in corporate bonds having a cost basis of approximately $87.0 million at March 31, 2014.~~]

[~~3.~~]2. Investments in Subsidiaries existing as of the [~~Closing~~]Fourth Amendment Effective Date as set forth below:

[~~Legal Name of Entity~~]	[~~Jurisdiction of Organization~~]	[~~Ownership~~]
[~~Aaron’s Production Company~~ ]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron Investment Company~~]	[~~Delaware~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~99 LTO, LLC~~]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron’s Logistics, LLC~~]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron’s Procurement Company, LLC~~]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron’s Strategic Services, LLC~~]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron’s Foundation, Inc.*~~]	[~~Georgia~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron Rents Canada, ULC*~~]	[~~Canada~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Aaron Rents, Inc. Puerto Rico*~~]	[~~Puerto Rico~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Virtual Acquisition Company, LLC**~~]	[~~Delaware~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]

Legal Name of Entity	Jurisdiction of Organization	Status	Ownership
Aaron Investment Company	Delaware	Guarantor	100% of the equity is owned by Aaron’s, Inc.
99LTO, LLC	Georgia	Inactive	100% of the equity is owned by Aaron’s, Inc.
Aaron’s Logistics, LLC	Georgia	Guarantor	100% of the equity is owned by Aaron’s, Inc.

Schedule 6G

Aaron’s Procurement Company, LLC	Georgia	Inactive	100% of the equity is owned by Aaron’s, Inc.
Aaron’s Strategic Services, LLC	Georgia	Inactive	100% of the equity is owned by Aaron’s, Inc.
Aaron Rents Canada, ULC	Canada	Inactive	100% of the equity is owned by Aaron’s, Inc.
Aaron’s Progressive Holding Company	Delaware	Guarantor	100% of the equity is owned by Aaron’s, Inc.
Progressive Finance Holdings, LL~~C~~	Delaware	Guarantor	100% of the equity is owned by Aaron’s, Inc.
Woodhaven Furniture Industries, LLC	Georgia	Guarantor	100% of the equity is owned by Aaron’s, Inc.
Pango LLC	Utah	Inactive	100% of the equity is owned by Progressive Finance Holdings, LLC
Prog Leasing, LLC	Delaware	Guarantor	100% of the equity is owned by Progressive Finance Holdings, LLC
Prog Finance Arizona, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance California, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Florida, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Georgia, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Illinois, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Michigan, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance New York, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Ohio, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Texas, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance Mid-West, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance North-East, LLC	Utah	Inactive	100% of the equity is owned by Prog Finance, LLC
Prog Finance South-East, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
Prog Finance West, LLC	Utah	Inactive	100% of the equity is owned by Prog Leasing, LLC
NPRTO Arizona, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO California, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Florida, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Georgia, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Illinois, LLC	Utah	Guarantor	100% of the equity is owned by Prog Finance, LLC

Schedule 6G

NPRTO Michigan, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO New York, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Ohio, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Texas, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO Mid-West, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO North-East, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO South-East, LLC	Utah	Guarantor	100% of the equity is owned by Prog Leasing, LLC
NPRTO West, LLC	Utah	Guarantor	100% of the equity is owned by Prog Finance, LLC
Approve.Me LLC	Utah	Guarantor	100% of the equity is owned byProgressive Finance Holdings, LLC
AM2 Enterprises, LLC	Utah	Guarantor	100% of the equity is owned by Progressive Finance Holdings, LLC
Dent-A-Med, Inc.	Oklahoma	*(See Note Below)	100% of the equity is owned by Progressive Finance Holdings, LLC
HC Recovery, Inc.	Oklahoma	*(See Note Below)	100% of the equity is owned by Progressive Finance Holdings, LLC

[

Schedule 6G

]

[~~SUBSIDIARIES ACQUIRED ON THE CONSUMMATION OF THE CLOSING DATE ACQUISITION~~]

[~~SP GE VIII-B Progressive Blocker Corp.*~~]	[~~Delaware~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~SP SD IV-B Progressive Blocker Corp.*~~]	[~~Delaware~~]	[~~100% of the equity is owned by Aaron’s, Inc.~~]
[~~Progressive Finance Holdings, LLC~~]	[~~Delaware~~]	[~~100% of the equity will be owned by one or more of Blocker Corporations, Aaron’s, Inc. or another Obligor~~]
[~~Pango LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Progressive Finance Holdings, LLC~~]
[~~Prog Finance, LLC~~]	[~~Delaware~~]	[~~100% of the equity is owned by Progressive Finance Holdings, LLC~~]
[~~Prog Finance Arizona, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance California, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Florida, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Georgia, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Illinois, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Michigan, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance New York, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Ohio, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Texas, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance Mid-West, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance North-East, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance South-East, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~Prog Finance West, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Arizona, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO California, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]

Schedule 6G

[~~NPRTO Florida, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Georgia, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Illinois, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Michigan, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO New York, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Ohio, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Texas, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO Mid-West, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO North-East, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO South-East, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]
[~~NPRTO West, LLC~~]	[~~Utah~~]	[~~100% of the equity is owned by Prog Finance, LLC~~]

*[~~Not an Obligor or Subsidiary Guarantor~~]Note: Dent-A-Med, Inc. and HC Recovery, Inc. are not Subsidiary Guarantors as of the Fourth Amendment Effective Date but are required to become Subsidiary Guarantors thereafter in accordance with the terms of the Note Purchase Agreement.

[~~**Will~~	~~merge out of existence on the Closing Date~~]

Schedule 6G

SCHEDULE 8B

DISCLOSURE DOCUMENTS

None

Schedule 8B

SCHEDULE 8G

RESTRICTIONS ON INDEBTEDNESS

Restrictions on incurring additional Indebtedness are contained in documents associated with the following existing agreements and documents:

1.	The SunTrust Agreement

2.	The SunTrust Loan Facility Agreement

3.	The Prudential NPA

4.	The Existing Note Purchase Agreement

Schedule 8G

SCHEDULE 8I

USE OF PROCEEDS

The proceeds from the sale of the Notes will be used by the Issuers to finance the Closing Date Acquisition, for payment of related transactions expenses and fees and for general corporate purposes.

Schedule 8I

SCHEDULE 10

INACTIVE SUBSIDIARIES

Legal Name of Entity	Jurisdiction of Organization
99LTO, LLC	Georgia
Aaron’s Procurement Company, LLC	Georgia
Aaron’s Strategic Services, LLC	Georgia
Aaron’s Canada, ULC	Canada
Pango LLC	Utah
Prog Finance Arizona, LLC	Utah
Prog Finance California, LLC	Utah
Prog Finance Florida, LLC	Utah
Prog Finance Georgia, LLC	Utah
Prog Finance Illinois, LLC	Utah
Prog Finance Michigan, LLC	Utah
Prog Finance New York, LLC	Utah
Prog Finance Ohio, LLC	Utah
Prog Finance Texas, LLC	Utah
Prog Finance Mid-West, LLC	Utah
Prog Finance North-East, LLC	Utah
Prog Finance South-East, LLC	Utah
Prog Finance West, LLC	Utah
DAMI, LLC	Oklahoma

[~~Exhibit A~~][~~25~~]Schedule 10

EXHIBIT A

[FORM OF NOTE]

AARON’S, INC.

AARON INVESTMENT COMPANY

4.75% SERIES B SENIOR NOTE DUE APRIL 14, 2021

No. RB-[__]	[Date]
$[ ]	PPN: 00256@ AC3

FOR VALUE RECEIVED, the undersigned, AARON’S, INC. (together with its successors, herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia, and AARON INVESTMENT COMPANY (together with its successors, herein called “AIC”, and together with the Company, collectively, the “Issuers”), a corporation organized and existing under the laws of Delaware, hereby jointly and severally promise to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on April 14, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.75% per annum from the date hereof, payable quarterly on the 14th day of January, April, July, and October in each year, commencing with July 14, 2014 or the next such payment date succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) to the extent permitted by law, on any overdue payment interest and (ii) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Yield-Maintenance Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.75% or (ii) 2.0% over the rate of interest publicly announced by the Bank of New York from time to time in New York City, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of the Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of April 14, 2014 (as from time to time amended, herein called the “Note Purchase Agreement”), among the Issuers and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

Exhibit A-1

The Issuers agree to make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK.

AARON’S, INC.

By:

Name:
Title:

AARON INVESTMENT COMPANY

By:

Name:
Title:

Exhibit A-2

EXHIBIT B

PAYMENT INSTRUCTIONS

[COMPANY LETTERHEAD]

April 14, 2014

To the Purchasers identified on Schedule A

to the Note Purchase Agreement dated

as of April 14, 2014 by each of the Issuers

with each of the Purchasers (the “Note Purchase Agreement”)

Re:	Payment Instructions

Dear Sirs:

Pursuant to paragraph 2 of the Note Purchase Agreement, we hereby deliver to you our written instructions for payment by you of the purchase price for the Notes. Capitalized terms used in this letter and not defined herein shall have the definitions given such terms in the Note Purchase Agreement.

Deliver the purchase price for the Notes no later than the Date of Closing by transferring by wire transfer through the Fedwire Funds Transfer System immediately available funds to the following account of the Issuers:

Bank Name: SunTrust Bank

Bank Location: Atlanta, Georgia

ABA Transit No. 061000104

Account No. 8800631981

Account Name: Aaron’s, Inc. Wire Account

Please confirm the origination of the wire transfer by telephonically providing our attorneys applicable FED reference numbers.

Sincerely,

AARON’S, INC.

By:

Name:
Title:

Exhibit B-1

AARON INVESTMENT COMPANY .

By:

Name:
Title:

Exhibit B-2

EXHIBIT C

OPINION OF COUNSEL FOR THE OBLIGORS

Attached.

Exhibit C

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

Attached.

Exhibit D

EXHIBIT E

FORM OF SUBSIDIARY GUARANTEE AGREEMENT

Attached.

Exhibit E

EXHIBIT F

AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT

Attached

Exhibit F

EXHIBIT B

Reaffirmation of Guarantee

Dated: September 18, 2017

Reference is made to that certain Note Purchase Agreement, dated as of April 14, 2014, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014, that certain Amendment No. 2 to Note Purchase Agreement, dated as of September 21, 2015, and that certain Amendment No. 3 to Note Purchase Agreement, dated as of June 30, 2016 (as so amended, the “Current Note Purchase Agreement”), by and among Aaron’s, Inc., a Georgia corporation (together with its successors and assigns, the “Company”), and Aaron Investment Company, a Delaware corporation (together with its successors and assigns, “AIC”, and together with the Company, collectively, the “Issuers”), and each of the Persons holding one or more of the Issuers’ joint and several 4.75% Series B Senior Notes due April 14, 2021 (the “Notes”) on the date hereof (collectively, the “Noteholders”). The Current Note Purchase Agreement is being amended pursuant to the terms of that certain Amendment No. 4 to Note Purchase Agreement, of even date herewith (the “Amendment Agreement”; and the Current Note Purchase Agreement, as amended by the Amendment Agreement, shall hereinafter be referred to as the “Amended NPA”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amended NPA.

Each of the undersigned Subsidiaries (each a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”) is a party to that certain Subsidiary Guarantee Agreement, dated as of April 14, 2014 (the “Subsidiary Guarantee Agreement”). Each of the Subsidiary Guarantors hereby (i) acknowledges receipt of a copy of the Amendment Agreement, (ii) consents to the Issuers’ execution and delivery of the Amendment Agreement, (iii) acknowledges and affirms that nothing contained in the Amendment Agreement shall modify in any respect whatsoever its obligations under the Subsidiary Guarantee Agreement and reaffirms that the Subsidiary Guarantee Agreement shall remain in full force and effect, and (iv) acknowledges and agrees that, for the avoidance of doubt, Guaranteed Obligations (as such term is defined in the Subsidiary Guarantee Agreement) include obligations in respect of the Amended NPA. Although each of the Subsidiary Guarantors has been informed of the matters set forth herein and has acknowledged and agreed to the same, each Subsidiary Guarantor understands that the Noteholders have no obligation to inform any Subsidiary Guarantor of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

[Remainder of page intentionally left blank; next page is signature page.]

SUBSIDIARY GUARANTORS:

AARON’S LOGISTICS, LLC
By Aaron’s, Inc., as sole Manager

By:

Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC

By:

Name:
Title:

NPRTO Arizona, LLC
NPRTO California, LLC
NPRTO Florida, LLC
NPRTO Georgia, LLC
NPRTO Illinois, LLC
NPRTO Michigan, LLC
NPRTO New York, LLC
NPRTO Ohio, LLC
NPRTO Texas, LLC
NPRTO Mid-West, LLC
NPRTO North-East, LLC
NPRTO South-East, LLC
NPRTO West, LLC,

By:	PROG LEASING, LLC, Sole
Manager

By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:

Name:
Title:

PROG LEASING, LLC

By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:
Name:
Title: